                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              Mesa Air Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock, no par value

     (2)  Aggregate number of securities to which transaction applies:

          33,467,408

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     MESA
                                  AIR GROUP
                             2325 EAST 30TH STREET
                          FARMINGTON, NEW MEXICO 87401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MARCH 29, 1996


To the Shareholders:


     The Annual Meeting of Shareholders of Mesa Air Group, Inc. (the "Company") will be held on Friday, March 29, 1996 at 10:00 a.m. Mountain Standard Time in
                                                            , Farmington, New
Mexico. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:


          1. To elect seven directors of the Company to serve until the next Annual Meeting of Shareholders.


          2. To approve and adopt an Agreement and Plan of Merger providing for the merger of the Company into a newly formed Nevada corporation for purposes of changing the state of incorporation of the Company from New Mexico to Nevada (the "Reincorporation Proposal").


          3. To approve the Company's new Compensation Plan and new Employee Stock Option Plan (collectively the "Omnibus Plan").

          4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company during fiscal 1996.

          5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournments thereof.


     The Board of Directors has fixed the close of business on February 8, 1996 as the record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.



     If the Reincorporation Proposal is approved at the Annual Meeting of Shareholders, dissenting shareholders who fulfill the requirements of Section 53-15-4 of the New Mexico Business Corporation Act, attached as Appendix D to the accompanying Proxy Statement, shall receive payment for their shares in accordance with Section 53-15-4.


     EVEN IF YOU NOW EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT THE PROXY BE RETURNED REGARDLESS OF THE NUMBER OF SHARES OWNED. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH, WHETHER OR NOT YOU HAVE ALREADY MAILED THE ENCLOSED PROXY.

                                          By Order of the Board of Directors

                                          GARY E. RISLEY
                                          Secretary

Farmington, New Mexico
February 15, 1996

                                     MESA
                                  AIR GROUP
                             2325 EAST 30TH STREET
                          FARMINGTON, NEW MEXICO 87401

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 29, 1996


GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Mesa Air Group, Inc., a New Mexico corporation (the "Company" or "Mesa"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in

                        , Farmington, New Mexico, on Friday, March 29, 1996, at 10:00 a.m., Mountain Standard Time, or any postponement or adjournment thereof. The Board has fixed the close of business on February 8, 1996 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. On the record date, the Company had
outstanding and entitled to vote           shares of Common Stock, no par value
("Common Stock"). Each share of Common Stock is entitled to one vote per share. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding.



     The Company's principal executive offices are located at 2325 East 30th Street, Farmington, New Mexico 87401. The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is February 15, 1996.


QUORUM AND REQUIRED VOTE


     Shares of Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted for (i) the election of the nominees for director named in this Proxy Statement; (ii) the approval and adoption of the Agreement and Plan of Merger providing for the merger of the Company into a newly formed Nevada corporation for purposes of changing the state of incorporation of the Company from New Mexico to Nevada (the "Reincorporation Proposal"); (iii) the approval of the Company's new Compensation Plan and Employee Stock Option Plan (collectively, the "Omnibus Plan") and (iv) the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1996 (collectively, the "Proposals").



     Holders of shares of Common Stock entitled to a majority of the votes of all shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting. The seven nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as Directors of the Company. Cumulative voting is not permitted by the Company's Restated Articles of Incorporation. The approval of a majority of all outstanding shares of Common Stock is required for approval of the Reincorporation Proposal. An affirmative vote of a majority of the shares present and voting at the Annual Meeting is required for approval of all other Proposals being submitted to the shareholders for their consideration. Abstentions cast by proxy and broker non-votes are counted towards a quorum. Abstentions and broker non-votes cast by proxy will have (i) no effect with respect to the election of directors on the total outcome of which directors are elected; (ii) the effect of a vote against the Reincorporation Proposal; and
(iii) no effect with respect to the approval of the Omnibus Plan and ratification of the appointment of the Company's auditors for fiscal 1996. Abstaining from voting on the Reincorporation Proposal will have the effect of a vote against the Reincorporation Proposal but does not constitute a perfection of dissenting shareholders' rights.

DISSENTERS' RIGHTS



     Shareholders may have dissenters' rights in connection with the Reincorporation Proposal. Shareholders who perfect their dissenters' rights will be entitled to receive from the Company the fair market value of their Common Stock. In order for dissenting shareholders to perfect their dissenters' rights, they must follow the procedures set forth in Section 53-15-4 of the New Mexico Business Corporation Act, a copy of which is attached hereto as Appendix "D". Failure to follow any of these procedures may result in a loss of dissenters' rights. See "REINCORPORATION PROPOSAL -- DISSENTERS' RIGHTS."


REVOCABILITY OF PROXIES

     Shareholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses. The Company may use the services of paid solicitors and Georgeson & Co. has been retained at a base fee of $6,000.00 for that purpose. Georgeson & Co. may receive additional fees based upon its customary rates if unanticipated services are required.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Company's Restated Articles of Incorporation provide that the number of Directors shall be fixed from time to time by the Board of Directors. The number of Directors is currently fixed at seven.

     The seven nominees named herein have been recommended for election as Directors for a term of one year or until their successors have been elected and qualified. All nominees are currently members of the Board. It is intended that proxies received in response to this solicitation will be voted for the election of the seven persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the Proxy may exercise discretionary authority to vote for a substitute nominee proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

     The following Directors have been nominated for reelection:

     LARRY L. RISLEY, age 51, is Chief Executive Officer and Chairman of the Board of Directors of Mesa, positions he has held since Mesa was incorporated in 1983. He served as President of Mesa from 1983 through January 13, 1995. From April 1979 until August 1982, Mr. Risley was President of Mesa Aviation Services, Inc., the fixed base operator at Farmington, New Mexico.


     E. JANIE RISLEY, age 49. From August, 1982 until June, 1990, Ms. Risley was Executive Vice President and the Vice President responsible for personnel management, reservations, and station operations. Since retiring in July 1990, Ms. Risley has continued to serve as a member of Mesa's Board of Directors, a position she has held since 1983.


     Larry L. Risley and Janie Risley are husband and wife.


     J. CLARK STEVENS, age 45, has been a director of Mesa since May, 1995. Mr. Stevens was named President of Mesa in January, 1995 and continues to serve in that capacity. From February, 1993 until January, 1995,

Mr. Stevens was President of the Company's FloridaGulf Airlines division and from December, 1992 until February, 1993, Mr. Stevens served as Vice
President -- DFW Division with Simmons Airlines, dba American Eagle. From September, 1990 to December, 1992, he served as Executive Vice-President MetroFlight, Inc. dba American Eagle ("Metro"). In 1991, Metro filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Metro emerged from bankruptcy during 1992. Prior to his service at Metro, from August, 1975 to September, 1990, Mr. Stevens served as President of Chaparral Airlines, Inc.


     JACK BRALY, age 54, has served as a director of Mesa since December, 1993. Since June, 1994, Mr. Braly has been an officer of North American Aircraft Modification of Rockwell Industries. He served as Vice President Aircraft Manufacturing from June, 1994 to October, 1994, as Executive Vice President from October, 1994 to October, 1995 and has been Vice President and General Manager since October, 1995. Before joining Rockwell Industries, Mr. Braly served as a consultant to various aircraft manufacturers and regional airlines from August, 1993 until June of 1994. Prior thereto, Mr. Braly was President of Beech Aircraft Corporation from March, 1991 until July, 1993. Mr. Braly was employed by Beech Aircraft Corporation in various manufacturing positions from 1978 until he became President in March of 1991.


     BLAINE M. JONES, age 41, has served as a director of Mesa since January of 1986. Mr. Jones joined the Company in April 1985 and served as Chief Financial Officer until March 1994 and as Treasurer from December 1985 until March 1994. From April 1994 until March 1995, Mr. Jones served as President of the Company's Mountain West Airlines division. Since resigning in March 1995, Mr. Jones has pursued personal investments in Farmington, New Mexico.



     GEORGE W. PENNINGTON, age 67, has been a director of Mesa since January, 1986. Since 1957, Mr. Pennington has served as President of Farmer Family Center, Inc., Bloomfield, New Mexico, a retail supermarket. He has also served as President of REDROX, Inc., a real estate development company since 1960; and, since 1969, as a general partner of Pennington Partnerships, a real estate development company of Farmington, New Mexico.



     RICHARD C. POE, age 61, has been a director of Mesa since January, 1986. He has been President and Chief Executive Officer of Dick Poe Chrysler-Plymouth, Inc. since 1962 and of Dick Poe Pontiac-Toyota, Inc. since 1980. He is also a director of M Bank, El Paso, Texas.


     The Board of Directors held five meetings during the fiscal year ended September 30, 1995. Each of the directors attended at least 75 percent of the meetings held during the year.

COMMITTEES

     The Company has an Audit Committee which consisted of Jack Braly, Chairman, George W. Pennington and Richard C. Poe until June of 1995, at which time Mr. Pennington resigned from the Committee and was replaced by Blaine M. Jones. The principal functions of the Audit Committee include the review of the annual financial statements, reports and recommendations regarding the adequacy of internal accounting controls made by the independent auditors and such other matters with respect to the accounting, auditing and financial reporting procedures as it may deem appropriate or as may be brought to its attention. The Audit Committee had three meetings during fiscal 1995.

     The Company has a Compensation Committee which, in fiscal 1995, consisted of Jack Braly, Chairman, Richard C. Poe and George W. Pennington. The principal functions of the Compensation Committee are to review and to make recommendations to the Board of Directors as to the compensation of executive officers and to administer compensation programs including the granting or ratification of options to persons subject to Section 16 of the Securities Exchange Act of 1934. The Compensation Committee had three meetings in fiscal 1995.

     The Company does not have a formal nominating committee. The Board of Directors performs the function of nominating persons for election to the Board.

COMMON STOCK OWNERSHIP AND COMPENSATION

     For information concerning Common Stock ownership of the nominees for director, see "COMMON STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS" herein. For information concerning the compensation of directors and executive officers, see "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS".

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT.

                            REINCORPORATION PROPOSAL
                                 (PROPOSAL TWO)

INTRODUCTION

     For the reasons set forth herein, the Board of Directors believes that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from New Mexico to Nevada (the "Reincorporation" or the "Reincorporation Proposal"). As part of the Reincorporation Proposal, the Company's Articles of Incorporation and Bylaws will be revised to conform to Nevada law. The Board of Directors has unanimously approved the Reincorporation Proposal. The primary purpose of the Reincorporation is to enable the Company to realize savings in state taxes. The Company will also benefit from certain corporate code provisions not available in the state of New Mexico.


     The discussion contained herein is qualified by reference to the Agreement and Plan of Merger (the "Merger Agreement") by and between Mesa New Mexico and Mesa Nevada and the Articles of Incorporation of Mesa Nevada and the Bylaws of Mesa Nevada, copies of which are attached hereto as Appendices "A", "B", "C" and "D", respectively. The Articles of Incorporation have been or will be filed with the Nevada Secretary of State. Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related appendices, before voting on the Reincorporation Proposal. As used herein, the term "Mesa New Mexico" refers to the existing New Mexico corporation and the term "Mesa Nevada" refers to the new Nevada corporation which is the proposed successor to the business of the Company.


REINCORPORATION OF THE COMPANY

     The Reincorporation will be effectuated by merging (the "Merger") Mesa Air Group, Inc. with and into Mesa Holdings, Inc., a Nevada corporation being formed in preparation for the Reincorporation. Upon completion of the Merger, Mesa New Mexico will cease to exist and Mesa Nevada will be the surviving corporation and will continue to operate the business of the Company under the name "Mesa Air Group, Inc."


     If approved by the shareholders of Mesa New Mexico and if certain other conditions set forth in the Merger Agreement are satisfied, the Reincorporation will become effective upon the filing of the Merger Agreement and related documentation with the Nevada Secretary of State (the "Effective Date"). Shareholders of Mesa New Mexico (other than shareholders who properly exercise their dissenters' rights) will automatically become shareholders of Mesa Nevada and their rights will be governed by Nevada law and the Articles of Incorporation and Bylaws of Mesa Nevada rather than by New Mexico law and the existing Articles of Incorporation and Bylaws of Mesa New Mexico. The Reincorporation is intended to be consummated as soon as practicable following the Annual Meeting. However, pursuant to the Merger Agreement, at any time before the Effective Date, the Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by mutual agreement of the Boards of Directors of Mesa Nevada and Mesa New Mexico or, at the option of the Board of Directors of Mesa New Mexico, if the holders of 10 percent or more of Mesa New Mexico's issued and outstanding shares exercise their dissenters' rights. In addition, the Merger Agreement, Mesa Nevada's Articles of Incorporation and Mesa Nevada's Bylaws may be amended by the Boards of Directors of Mesa New Mexico and Mesa Nevada at any time prior to the filing of the Merger Agreement with the Nevada Secretary of State, provided that an amendment made subsequent to the approval and adoption of the Merger Agreement by the shareholders of either corporation does not: (1) alter or change the amount or kind of shares, securities, cash, property or rights, or any combination of the foregoing, to be received in exchange for or on conversion of all or any of the shares of any class or series of either corporation, (2) alter or change any term of the Articles of Incorporation of Mesa Nevada (except revisions made to change the registered agent, registered office or incorporator of Mesa Nevada, if approved by the Board of Directors), or (3) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series thereof of either corporation. However, the Boards of Directors of Mesa New Mexico and Mesa Nevada may make any necessary amendments to the Merger Agreement, Mesa Nevada's Articles of Incorporation or Mesa Nevada's Bylaws in response to the comments received from either the New Mexico Secretary of State or the Nevada Secretary of State. The name of Mesa Holdings, Inc. (referred to herein as Mesa Nevada) will be changed to Mesa Air Group, Inc. upon the filing of the Merger Agreement with the Nevada Secretary of State.


     Pursuant to the Merger Agreement, on the Effective Date, the outstanding shares (other than shares held by persons who properly exercise their dissenters' rights) and options to purchase shares, of Common Stock, without par value ("Mesa New Mexico Common Stock"), will automatically be converted into shares and options to purchase shares of Common Stock of Mesa Nevada, without par value, ("Mesa Nevada Common Stock" or the "New Common Stock"), on the basis of one share of Mesa New Mexico Common Stock for one share of Mesa Nevada Common Stock and one option to purchase a certain number of shares of Mesa New Mexico Common Stock for one option to purchase the same number of shares of Mesa Nevada Common Stock. Each stock certificate representing issued and outstanding shares of Mesa New Mexico Common Stock will continue to represent the same number and class of shares of Mesa Nevada Common Stock. It will not be necessary for shareholders to exchange their existing stock certificates for certificates of Mesa Nevada Common Stock. However, shareholders may exchange their certificates if they so choose. The Company expects that shares of Mesa Nevada Common Stock will be traded in the over-the-counter market and reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ/NMS").


     Under New Mexico law, the affirmative vote of a majority of the outstanding shares of Mesa New Mexico Common Stock is required to approve and adopt the Merger Agreement and the other terms of the Reincorporation. The Reincorporation has been approved by Mesa New Mexico's Board of Directors, which unanimously recommends a vote "FOR" the Reincorporation Proposal.

     Except as set forth herein, no federal or state regulatory requirements must be complied with, nor must approvals be obtained, in connection with the Reincorporation.

     APPROVAL OF THE REINCORPORATION PROPOSAL BY SHAREHOLDERS WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, MESA NEVADA'S ARTICLES OF INCORPORATION AND MESA NEVADA'S BYLAWS.

NO CHANGE IN BUSINESS, MANAGEMENT, ASSETS, LIABILITIES OR NET WORTH


     The Reincorporation will effect a change in the legal domicile of Mesa New Mexico from New Mexico to Nevada and will produce those changes resulting from the difference between New Mexico and Nevada law and between Mesa New Mexico's Articles of Incorporation and Bylaws and Mesa Nevada's Articles of Incorporation and Bylaws and other changes of a legal nature, certain of which are described in this Proxy Statement. The Reincorporation will not result in any material change in the business, management, location of the principal facilities, fiscal year, assets, liabilities or net worth of the Company and will have no material accounting implications. However, at or about the time of the completion of the proposed Reincorporation, Mesa presently intends to reorganize its corporate structure by the creation of a new wholly-owned subsidiary. The Federal Aviation Authority ("FAA") has urged Mesa to transfer three of its operating divisions to a subsidiary for the purpose of clarifying the lines of authority within the Company and to eliminate potential legal issues arising from an FAA air carrier certificate being held by an entity that also is a FAA certificate holder. The timing of this reorganization will be dependent upon securing from the Federal Aviation Authority an air carrier's certificate in the name of the new subsidiary. This reorganization does not require the approval of Mesa shareholders. In this reorganization, Mesa intends to transfer certain of the assets now held by three of its operating divisions, Mountain West Airlines, FloridaGulf Airlines and Liberty Express, together with associated liabilities to a newly formed New Mexico corporation. Mesa will transfer such assets in exchange for 100 percent of the issued and outstanding stock of the new New Mexico Corporation, and will retain the stock of the new subsidiary, the stock of all of its existing subsidiaries (Westair Holding, Inc., Air Midwest, Inc., San Juan Pilot Training, Inc. and Desert Turbine Services, Inc.) along with certain investments, trademarks, tradenames, and airplane leases. Mesa New Mexico will be reincorporated in Nevada and will retain no assets in, conduct activities in, or have employees in the state of New Mexico.



     Under the terms of the Merger Agreement, upon the effective date of the Merger the name of Mesa Nevada will be changed to Mesa Air Group, Inc. and all of the previous outstanding shares of Common Stock of Mesa New Mexico (other than shares held by persons perfecting their rights as dissenters) will be automatically converted into the same number and class of shares of Common Stock of Mesa Nevada. All stock options issued pursuant to stock option plans will automatically be converted into options to purchase the same number of shares of Mesa Nevada Common Stock upon the same terms and subject to the same conditions as set forth in such plans. The Company's benefit arrangements will be continued by Mesa Nevada upon the terms and subject to the conditions then currently in effect. It will not be necessary for shareholders to exchange their Mesa New Mexico stock certificates for Mesa Nevada stock certificates. The only significant changes that will result from the Reincorporation will be: (a) an annual savings in state taxes and (b) the Company will be subject to Nevada law.



     If the Reincorporation Proposal is approved by the shareholders, it is anticipated that the Reincorporation will be completed by April 10, 1996. The Company will publicly announce the consummation of the Merger promptly upon its completion. The Merger may, however, be abandoned either before or after shareholder approval if circumstances arise which, in the opinion of the Board of Directors, make it inadvisable to proceed.


PRINCIPAL REASONS FOR THE REINCORPORATION

     The Board of Directors and management believe that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from New Mexico to Nevada. The Reincorporation coupled with the reorganization of the assets, activities and operations of the Company will result in savings to the Company in the amount of various states' income taxes that it is required to pay annually. Such savings are expected to arise as a result of moving certain assets and activities to Nevada, and because of the different methods by which various states compute and levy income taxes on the income generated by the Company and its subsidiaries. See "No Change in Business, Management, Assets/Liabilities or Net Worth" and "Certain Differences Between the Corporation Statutes of New Mexico and Nevada -- Tax Provisions". Absent the various state tax burdens upon the Company, management and the Board of Directors would not be recommending the change of the state of incorporation at this time.

     Also, Nevada has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern, flexible corporate statutes (very similar to those in effect in Delaware) which are periodically updated and reviewed to meet changing business needs. Reincorporation in Nevada will (i) limit the liability of both officers and directors which may ultimately lower the Company's insurance premiums for director and officer insurance; (ii) restrict the exercise of appraisal rights in the event of a merger or stock exchange; (iii) allow the Company to take advantage of business combination and control share statutes not available in New Mexico should the Company face a hostile takeover attempt.

POSSIBLE ADVERSE EFFECTS ON SHAREHOLDERS


     Notwithstanding the belief of the Board of Directors and management as to the benefits to shareholders of the Merger, shareholders should realize that, as is the case in New Mexico, there are certain possible adverse effects of the Merger. The Reincorporation will (i) make incumbent directors more difficult for shareholders to remove; (ii) prohibit any shareholder who desires to acquire more than ten percent of the Company from controlling the Company through appointment of new directors until three years after acquisition of a ten percent interest and then only in certain circumstances; and (iii) not allow shareholders to inspect the books or records of the Company or obtain appraisal rights for their shares. For a detailed summary of significant differences between New Mexico and Nevada corporate law, see "Certain Differences Between the Corporation Statutes of New Mexico and Nevada".

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The reorganization provided for in the Merger Agreement is intended to be tax-free under the Internal Revenue Code of 1986, as amended. Accordingly, it is expected that under present federal income tax laws, no gain or loss will be recognized by Mesa New Mexico, Mesa Nevada or the holders of Common Stock of the Company as a result of the consummation of the Merger. The effect of state tax laws upon shareholders may vary from state to state. Each former holder of Mesa New Mexico shares will have the same basis in the Mesa Nevada shares received by him pursuant to the reorganization as he has in the Mesa New Mexico shares held by him at the time of consummation of the Reincorporation, and his holding period with respect to such Mesa Nevada shares will include the period during which he held the corresponding Mesa New Mexico shares, provided the latter were held by him as capital assets at the time of consummation of the reorganization. The foregoing is only a summary of the federal income tax consequences and is not tax advice. The Company has not secured, nor does it intend to secure, any ruling from the Internal Revenue Service on the nontaxable nature of the transaction.

     A successful challenge by the Internal Revenue Service to the tax-free status of the Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of Company Common Stock converted in the Reincorporation equal to the difference between that shareholder's basis in such shares and the fair market value, as of the time of the Reincorporation, of the Mesa Nevada Common Stock converted in the Reincorporation. In such event, a shareholder's aggregate basis in the shares of Mesa Nevada Common Stock acquired in the Reincorporation would equal the fair market value of all such shares, and such shareholder's holding period for such shares would not include the period during which such shareholder held Mesa New Mexico Common Stock.

     State, local or foreign income tax consequences to shareholders may vary from the federal tax consequences described generally above. Shareholders should consult their own tax advisors as to the effect of the Reincorporation under applicable federal, state, local or foreign income tax laws.

     For financial accounting purposes, the Reincorporation will be accounted for as a reincorporation. Accordingly, there will be no impact on the carrying amount of assets or liabilities of the Company as currently reported.

     EACH SHAREHOLDER IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCE, IF ANY, TO HIM IF THE REINCORPORATION PROPOSAL IS APPROVED AND THE REINCORPORATION IS EFFECTED.

SECURITIES ACT CONSEQUENCES

     The shares of Mesa Nevada to be issued in exchange for shares of Mesa New Mexico are not being registered under the Securities Act of 1933, as amended (the "Securities Act"). In that respect, Mesa Nevada is relying on Rule 145(a)(2) of the Commission under the Securities Act, which provides that a merger which has as its sole purpose a change in the domicile of the corporation does not involve the sale of securities for purposes of the Securities Act. After the Merger, Mesa Nevada will be a publicly held company, its Common Stock is expected to be reported on NASDAQ/NMS and it will file with the Commission and provide to its shareholders the same type of information that Mesa New Mexico has previously filed and provided. Shareholders whose stock in Mesa New Mexico is fully tradable before the Merger will receive freely tradable shares of Mesa Nevada. Shareholders holding restricted securities of Mesa New Mexico will receive stock certificates of Mesa Nevada bearing the same restrictive legend as appears on their present stock certificates, and their shares of stock in Mesa Nevada will be subject to the same restrictions on transfer as those which their present shares of stock in Mesa New Mexico are subject. For purposes of computing compliance with the holding period of Rule 144, shareholders will be deemed to have acquired their shares of Mesa Nevada Common Stock on the date they acquired their shares of Mesa New Mexico Common Stock. In summary, Mesa Nevada and its shareholders will be in the same respective position under the federal securities laws after the Merger as were Mesa New Mexico and its shareholders prior to the Merger.

CERTAIN DIFFERENCES BETWEEN THE CORPORATION STATUTES OF NEW MEXICO AND NEVADA

     Mesa New Mexico is incorporated in the State of New Mexico and Mesa Nevada is incorporated in the State of Nevada. Shareholders' rights are currently governed by the New Mexico Business Corporation Act and the Mesa New Mexico Articles and Bylaws, but will, upon consummation of the Merger, be governed by the Nevada Revised Statutes and the Articles and Bylaws of Mesa Nevada.


     There are certain significant differences between the corporate codes of the States of Nevada and New Mexico and therefore the rights of the shareholders will change upon consummation of the Merger. This summary is not intended to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by the respective corporate codes of the states of New Mexico and Nevada to which shareholders are referred. The material differences between the corporate codes of the states of New Mexico and Nevada are summarized in the following paragraphs:



     Tax Provisions

          The primary reason for the Merger is the annual state tax savings which management believes will accrue upon reincorporation in Nevada. Nevada provides more favorable tax treatment for corporations than New Mexico because it does not charge a corporate income tax. Coupled with the reorganization of the Company into a holding company, the Reincorporation should result in potential savings to the Company in the amount of state income taxes that it is required to pay annually. Tax savings are expected to arise as a result of moving certain assets and activities to Nevada because of a more favorable allocation of income from operations in states with a state income tax to the State of Nevada.



     Affidavit of Consent

          Under New Mexico law, a signed affidavit of consent must be submitted on behalf of each director to the corporation on whose board he intends to serve stating that he is willing to serve on that corporation's board of directors. Under Nevada law, a director may serve on the board of directors of a corporation without submitting any such written consent.



     Removal of Directors; Classified Board

          Under New Mexico law, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause by a majority of the outstanding shares entitled to vote. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed unless the shares voted against such removal would be insufficient to elect the director under cumulative voting at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part. Under New Mexico law, cumulative voting is allowed only if permitted by the articles of incorporation. The Mesa New Mexico Articles do not permit cumulative voting.



          Under Nevada law, any director of a corporation that does not have a classified board of directors or cumulative voting may be removed upon the approval of not less than two-thirds of the outstanding shares entitled to vote; however, (i) in the case of corporations which have provided in their articles of incorporation for the election of directors by cumulative voting, no director may be removed from office except upon the vote of shareholders owning sufficient shares to have prevented the election of the director in the first instance; and (ii) the articles of incorporation may require the concurrence of a larger percentage of the stock entitled to voting power to remove a director. Under Nevada law, cumulative voting is allowed only if permitted by the articles of incorporation. The Mesa Nevada Articles do not provide for a classified board of directors or for cumulative voting.



          New Mexico law permits any corporation to provide for a classified board pursuant to which the directors can be divided into two or three classes with staggered terms of office with only one class of directors coming up for election each year. Nevada law permits any corporation to provide for the classification of directors as to the duration of their respective terms of office or as to their election by one or more authorized classes or series of shares, but at least one-fourth in number of the directors of every corporation must be elected annually.


          Under both New Mexico and Nevada law, a classified board of directors is allowed only if permitted by the articles of incorporation. Neither the Mesa New Mexico or Mesa Nevada Articles provide for a classified board. Presently, there are only seven directors and the directors have no intention of nominating any additional members to the Board prior to the date set for the 1996 Annual Meeting.



          It is, however, more difficult to remove directors in the state of Nevada than to remove them in the state of New Mexico because Nevada requires two-thirds of the outstanding shares to vote for removal while New Mexico only requires a majority of the outstanding shares to vote for removal.



     Indemnification

          In New Mexico and Nevada, directors, officers, employees, and agents may be indemnified.



          New Mexico law provides that the indemnification of directors will not be valid (i) unless consistent with the indemnification statute or (ii) to the extent that indemnification is limited by the articles of incorporation. Nevada law provides that the rights pursuant to the Nevada indemnification statutes are not exclusive of any other rights to which directors, officers, employees or agents are entitled by bylaw, agreement, vote of shareholders, disinterested directors, or otherwise.



          Unlike Nevada, New Mexico law distinguishes the conduct of a person acting in his "official capacity" on behalf of a corporation from the conduct of a person not acting in his "official capacity." A person seeking to qualify for indemnification who acted in his "official capacity" on behalf of the corporation must show, among other factors, that he reasonably believed that his actions were in the corporation's best interests. A person not acting in the "official capacity" on behalf of the corporation must show, among other factors, that he reasonably believed that his conduct was at least not opposed to the corporation's best interests. New Mexico law defines "official capacity" to mean, when used with respect to a director, the office of director in the corporation and, when used with respect to a person who is not only a director but acts also in another capacity, the elective or appointive office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.



          The Nevada indemnification statutes distinguish between derivative and third-party actions. Nevada law generally provides that a corporation shall have the power to indemnify any person who was or is a party or a threat to be made a party to any threatened, pending or completed action against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Indemnification for derivative suits is limited to expenses, specifically including attorneys' fees, actually and reasonably incurred in the defense or settlement of a suit if the statutory standards are met.



          Both New Mexico and Nevada law prohibit indemnification in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending determines that the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine. The New Mexico statute also prohibits indemnification with respect to derivative suits if a director has been found liable for negligence or misconduct in the performance of a duty owed the corporation.



          New Mexico law allows indemnification of reasonable expenses to a director, officer, agent or employee who, in the board of directors' opinion, has been wholly successful on the merits or otherwise in the defense of any action against him; or the court, upon petition of the director, will award indemnification of reasonable expenses based on the successful outcome of the proceedings. Nevada law requires indemnification of expenses including reasonable attorney fees to the extent that an agent of the corporation has been successful on the merits in defense of any proceeding without regard to the opinion of the board of directors of the corporation or petition to a court.

          New Mexico and Nevada law predicate indemnification on (i) acting in good faith; (ii) in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation; and (iii) with respect to criminal proceedings, such person must not have had reasonable cause to believe that his or her conduct was unlawful. The termination of any action adverse to such person, whether by settlement, judgment, conviction, or plea of nolo contendere does not in and of itself create a presumption that the statutory standards of conduct have not been met.



          Under both the laws of New Mexico and Nevada, other than when a person has been successful on the merits in defending an action, a corporation may indemnify such person only if a determination is made that such person met the statutory standard of conduct. In New Mexico, if a quorum consisting of directors not at the time parties to a proceeding cannot be obtained, indemnification may be awarded by (i) a majority vote of a committee of the board of directors duly designated to act in the matter by a majority vote of the full board, in which designated directors who are parties may participate, but consisting solely of two or more directors not at the time parties to the proceeding, (ii) by special legal counsel or (iii) by shareholders not parties to the proceedings. In Nevada, the determination may be made by (i) majority vote of a quorum of directors who are not parties to the proceeding, (ii) by the shareholders, or by (iii) independent legal counsel in a written opinion if either a quorum of disinterested directors cannot be obtained or if so directed by such quorum.



          If a written undertaking is provided to the corporation by the indemnitee stating that the amount advanced will be repaid if indemnification is not proper, both New Mexico law and Nevada law will allow advancement of certain expenses incurred by the indemnitee prior to final disposition of a proceeding against the indemnitee. However, in addition to the written undertaking, New Mexico law requires a written affirmation by the director of the director's good faith belief that the director has met the standard of conduct necessary for indemnification by the corporation and a determination must be made that the facts then known to those making the determination would not preclude indemnification under this section.



          New Mexico law requires, if arising out of a proceeding by or in the right of a corporation, the reporting in writing to the shareholders with or before the notice of the next shareholders meeting of either indemnification or advancement of expenses. Nevada law has no similar requirement.



          The Mesa Nevada Articles and Bylaws provide that indemnification is to be provided to the fullest extent permitted by Nevada law. Each of the directors and certain officers of Mesa New Mexico are parties to an indemnification agreement which shall be fully assumed by Mesa Nevada. The existing Indemnification Agreements with certain officers and directors of Mesa provide that New Mexico law applies to their interpretation without regard to conflicts of law principles. Therefore, the indemnification rights of officers and directors subject to such agreements will not change upon consummation of the Reincorporation in Nevada, regardless of whether a proceeding is pending, threatened or brought in the future. Presently, the Company does not have any plans to amend such agreements to apply Nevada law, but may do so in the future. Such an amendment would not modify the indemnification rights of officers and directors as to any pending or threatened proceeding which may exist at the time the proposed Reincorporation becomes effective but would apply Nevada law to all proceedings which arise after the date of amendment. With respect to officers and directors who are not a party to such Indemnification
     Agreements, which include      directors and one former officer, the Board
     of Directors intends to adopt a resolution which provides that they be treated in the same manner as those parties subject to Indemnification Agreements.



     Limitation of Liability

          New Mexico law permits the articles of incorporation to provide that a director shall not be personally liable to the corporation or its shareholders for breach of fiduciary duty, except for claims involving breaches or failures to perform (i) that constitute negligence, willful misconduct, or recklessness for a director with an ownership interest in the corporation or who receives in his capacity as a director or as an employee of the company compensation of more than $2,000 in any calendar year or

     (ii) that constitute willful misconduct or recklessness in all other cases. The limitation applies only to actions taken by a director at meetings of the board of directors, a committee of the board of directors, or by virtue of action of directors without a meeting.


          Nevada law allows a corporation to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of the Nevada Statutes.



          Unlike New Mexico, the limitation of liability also applies to officers and is not restricted in its application solely to directors acting at board of directors meetings or through committees of the board of directors.



          The Mesa Nevada Articles limit the liability of officers and directors to the fullest extent permitted by law. Considered as a whole, the provisions of Nevada and New Mexico law as they relate to the limitation of liability of directors are nearly identical. As a result of the Reincorporation, the limitation of liability under Nevada law will be extended to officers of Mesa who are not directors.



     Inspection of Shareholders' List

          New Mexico law provides that any person who has been a holder of record of shares or voting trust certificates at least six months immediately preceding his demand to inspect a shareholders' list or who shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of all the outstanding shares of the corporation, upon written demand setting the purpose thereof, may examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, the record of shareholders and make extracts therefrom. Any officer or agent who, or corporation which, refuses to allow such an inspection shall be liable to the shareholders in the penalty of ten percent of the value of the shares owned by the shareholder in addition to any other damages or remedies afforded him by law. It is a complete defense to any penalties assessed against an officer, agent or corporation who refuses to allow an inspection if the person suing therefor has within the past two years used a shareholder list, or the information obtained therein, aided another in using a shareholder list, or not acted in good faith in making his demand to inspect the shareholder list. Regardless of the percentage of ownership of a shareholder, the stock of a corporation or the amount of time a shareholder has held such stock, a court may compel the production of a shareholder list for examination by such shareholder.



          Nevada does not provide any shareholder with the right to inspect the shareholder's list, financial statements or any other records of the corporation as long as the corporation is listed on any recognized stock exchange or furnishes to its shareholders a detailed, annual financial statement. Upon completion of the Merger, shareholders will no longer have any inspection rights.



     Dividends and Repurchase of Shares

          A New Mexico corporation may pay dividends to its shareholders and repurchase stock unless the corporation would then be unable to pay its debts as they become due in the usual course of business or the corporation's total assets will be less than the sum of its total liabilities. The Nevada statute which restricts payment of dividends is almost identical to the New Mexico provision, however, Nevada requires that the corporation's total assets not be less than the sum of its total liabilities plus the amount needed, assuming dissolution of the corporation, to satisfy preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.



     Dissenters' Rights

          The limitations on the availability of dissenters' rights under Nevada law are different from those under New Mexico law. Under New Mexico law, a dissenting shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights pursuant to which such shareholder may receive cash in the amount of the fair market value of the shares held by such shareholder (as determined by a court or by agreement of the corporation and the shareholder) in lieu of the consideration such shareholder would otherwise receive in the transaction. Any shareholder may dissent from, and obtain payment for, his shares in the event of: any plan of merger or consolidation to which the corporation is a party and in which a vote of shareholders is necessary to authorize the merger; any sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, except for certain sales upon dissolution of the corporation; any plan of exchange in which the corporation is the party, the shares of which are to be acquired; any amendment of the Articles of Incorporation which materially and adversely affect the rights appurtenant to the shares of the dissenting shareholders; or any other corporate action taken pursuant to shareholder vote giving dissenting shareholders the right to obtain payment for their shares. However, New Mexico law does not provide shareholders of a corporation with dissenters' rights when the corporation acquires another business through the issuance of its stock (i) in exchange for the outstanding stock of the corporation to be acquired, or (ii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.



          Shareholders of a Nevada corporation whose shares are listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 shareholders of record generally do not have dissenters' rights. New Mexico law does not contain any similar limitations on dissenters' rights, but allows any shareholder who perfects dissenters' rights to receive fair value for his shares.



          Upon completion of the Merger shareholders will no longer have dissenters' rights except in very limited circumstances.



     Shareholder Derivative Actions

          Under both New Mexico and Nevada law, any shareholder may bring a derivative action against a corporation if the shareholder owns stock at the time of the transaction of which he complains or has stock thereafter devolved upon him by operation of law. New Mexico and Nevada law both require that the complaint be verified and that the plaintiff allege with particularity the efforts, if any, made by the plaintiff to obtain the action he desires from the directors and the reasons for his failure to obtain the action or for not making the effort.



     Business Combination; Control Share Acquisitions

          New Mexico has not adopted any statutes which limit business combinations or restrict or limit the acquisition of a controlling interest in a company. Nevada has adopted business combination statutes and control share acquisition statutes.



          Under the Nevada business combination statute, except under certain circumstances, business combinations with interested shareholders are not permitted for a period of three years following the date such shareholder became an interested shareholder. The Nevada statute defines an interested shareholder, generally, as a person who owns ten percent or more of the outstanding shares of the corporation's voting stock.



          Corporations with 200 or more shareholders which have a class of shares registered under Section 12 of the Exchange Act are subject to the business combination provisions. The "business combinations" with an "interested stockholder" which are regulated include: a merger with the interested shareholder or affiliate thereof; a sale, lease, exchange, mortgage pledge, transfer or other disposition equal to or more than five percent of the corporation's assets or equal to five percent or more of the aggregate values of all outstanding shares of the corporation or equal to or more than 10% of its earning power or net income; a transfer or issuance of stock having a market value of more than five percent of the market value of the corporation's shares; a dissolution of the corporation proposed by the interested shareholder; a reclassification, recapitalization or other transaction with the interested shareholder that has the effect of increasing the interested shareholder's proportionate share in any class of voting shares; or a loan from the corporation to the interested shareholder. Business combinations with the interested shareholder are prohibited except those which are approved by the Board of Directors before the interested shareholder first obtained a ten percent (10%) ownership interest in the corporation's stock. After three years have lapsed from the date of acquiring shares, a business combination with an "interested shareholder" may take place so long as a majority of the non-interested shareholders approve it or if the common stock holders receive the highest share price the "interested shareholder" paid for the corporation's stock in the previous three years plus interest. The provisions, in effect, require either board approval of the "business combination" or approval of the non-interested shareholders unless the interested shareholder offers the other shareholders the highest price paid for his shares within that three year period. A corporation can opt out of the business combination provisions by so providing in its articles of incorporation. The Articles of Incorporation of Mesa Nevada do not contain any provision opting out of the business combination statutes therefore Mesa Nevada will be governed by such statutes.


          Nevada also has statutes which limit acquisition of a "controlling interest" in a corporation. Control share statutes prohibit an acquirer, under certain circumstances, from voting shares of a target corporation's stock after crossing certain threshold ownership percentages unless the acquirer obtains the approval of the target corporation's shareholders. This statute is designed to prevent any party from obtaining control of the voting rights of a corporation without approval of the shareholders of the corporation.



          The Nevada statute applies solely to domestic corporations with 200 or more shareholders when at least 100 shareholders are residents of Nevada. The corporations must do business in Nevada directly or through an affiliated corporation. Upon completion of the Merger, Mesa Nevada may become subject to the "controlling interest" statutes in Nevada in the future upon meeting the aforementioned criteria.



          Under the Nevada statute, any person ("Acquiring Person") who acquires shares of any public corporation in excess of 20% will not be permitted to vote those shares or any other shares acquired within 90 days or acquired pursuant to a plan to make a control share acquisition unless the remaining shareholders vote to enfranchise the control shares. The Acquiring Person, officers, and employee-directors of the corporation may not vote on the matter. The issue of voting rights for the Acquiring Person's control shares must be submitted to a shareholder vote, if requested by the Acquiring Person, at a special meeting to be held within 50 days of the request, provided the Acquiring Person delivers a statement with prescribed disclosures at the time of the request and undertakes to pay the cost of the special meeting. If the measure is approved, all shareholders are entitled to dissenters' rights based on the highest price paid for the control shares by the Acquiring Person unless otherwise provided in the corporation's articles of incorporation or bylaws. If the measure is not approved, or if the Acquiring Person elects not to deliver a disclosure statement to the issuing public corporation within 60 days after the last acquisition of control shares by the Acquiring Person, the corporation has the right to acquire the control shares for "fair value" if its articles of incorporation provided for such a buy-back prior to the control share acquisition. If a corporation does not desire to be bound by the Nevada "controlling interest" statutes, it may opt out of them if its articles of incorporation or by-laws in effect on the tenth day following the acquisition of a controlling interest state that the sections do not apply. Mesa Nevada will be subject to the "controlling interest" statutes because it has no provisions in its Articles of Incorporation or Bylaws limiting such statutes.



DISSENTERS' RIGHTS

     Under Article 15 of the New Mexico Business Corporation Act ("Article 15"), a shareholder of a New Mexico corporation has the right in certain circumstances to object to the terms of a reincorporation.



     A record holder of shares may assert dissenters' rights as to less than all of the shares registered in his name only if the holder dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf the holder dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. A beneficial owner of shares who is not the record holder may assert dissenters' rights with respect to shares held on his behalf, and shall be treated as a dissenting shareholder if he submits to the Company at the time of or before the assertion of these rights a written consent of the record holder. The "fair market value" of the shares will be determined as of the day prior to the date on which a vote is taken, excluding any appreciation or depreciation in anticipation of the reincorporation. A shareholder asserting dissenters' rights is entitled only to payment as provided in Section 15-15-4 and after the date of assertion of his dissenters' rights is not entitled to vote or to exercise any other rights as a shareholder.



     If the Company is required to purchase shares held by a person who qualifies as a dissenting shareholder ("Dissenting Shares"), and if agreement cannot be reached between the dissenting shareholder and the Company as to the fair market value of such Dissenting Shares, then the dissenting shareholder may seek to have such value determined by a New Mexico court. EXERCISE OF DISSENTERS' RIGHTS MAY RESULT IN A JUDICIAL DETERMINATION OF FAIR MARKET VALUE LESS THAN OR MORE THAN THE PER SHARE AMOUNT OTHERWISE TO BE RECEIVED IN THE REINCORPORATION. Any shareholder contemplating exercising dissenters' rights is urged to carefully review the provisions of Section 53-15-4. Failure by a shareholder to precisely follow all of the steps required by Section 53-15-4 for perfecting dissenters' rights may result in the loss of those rights. The following is a summary of Section 53-15-4 and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of Section 53-15-4, a copy of the relevant portion of which is attached to this Proxy as Appendix "D."



     Prior to the Annual Meeting of Shareholders, any shareholders desiring to exercise dissenters' rights must file a written objection to the Reincorporation Proposal with the Company. If the Reincorporation Proposal is approved by the required vote and the shareholder desiring to exercise dissenters' rights has not voted in favor of the transaction, the shareholder must make written demand upon the Company for payment of the fair value of the shareholder's shares within 10 days after the date on which the vote was taken. Failure to make written demand within the prescribed 10 day period shall result in the loss of dissenter's rights, and the shareholder shall be bound by the terms of the Reincorporation Proposal. No such demand may be withdrawn unless the Company consents to the withdrawal.



     If the Reincorporation is approved by a majority of outstanding shares and if the holders of less than 10 percent of the Company's outstanding Common Stock make demand for payment asserting dissenters' rights, the Company must, within 10 days after the reincorporation is effected, send to those shareholders, if any, a written offer to each such shareholder to pay for such shares at a specified price deemed by the Company to be the fair value thereof. The written notice and offer shall be accompanied by a balance sheet of the Company, the shares of which the shareholder holds, as of the latest available date and not more than twelve months prior to voting of the offer, and a profit and loss statement of the Company for the twelve month period ended on the date of the balance sheet.



     If within 30 days of the Reincorporation a dissenting shareholder and the Company agree that the shareholder's shares are Dissenting Shares and agree upon the price of such shares, the Company shall, upon surrender of the certificates representing the Dissenting Shares to Gary E. Risley, Secretary, Mesa Air Group, Inc., 2325 East 30th Street, Farmington, New Mexico 87401, make payment in the agreed amount within 90 days after the Reincorporation.



     If the Company denies that the shares surrendered by a dissenting shareholder are Dissenting Shares or if the Company and the dissenting shareholder fail to agree upon the fair market value of such shares within the aforesaid 30 day period, then the Company, within thirty days after receipt of written demand from any dissenting shareholder (given within sixty days after the date Reincorporation was effected) shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in San Juan County praying that the fair value of the shares be found and determined. If the Company fails to institute the proceeding as provided in this section, any dissenting shareholder may do so in the name of the Company. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. All shareholders who are parties to the proceeding shall be entitled to judgment against the Company for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as specified in the order of their appointment or on an amendment thereof. The judgment shall be payable to the holders of shares represented by certificates only upon and concurrently with the surrender to the Company of certificates. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in the shares. The court shall enter a judgment against the Company in an amount equal to the fair market value determined per share multiplied by the number of Dissenting Shares, with interest at the legal rate of interest accruing from the date of the vote upon the Reincorporation. Absent an appeal of the judgment by either party, the Company shall pay the judgment upon surrender of the Dissenting Shares.



     The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the Company, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the Company made an offer to pay for the shares if the court finds that the action of the shareholders in failing to accept the offer was arbitrary or vexatious or not in good faith. Such expenses include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the Company offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.



     A shareholder's right to demand payment will terminate if (i) the Reincorporation is abandoned, (ii) the shares are transferred prior to submission for endorsement as Dissenting Shares, (iii) the shareholder does not comply with all of the procedures described above, or (iv) with the consent of the Company, the shareholder withdraws his demand for payment. Should the Company abandon the proposed Reincorporation, the Company will be required to pay on demand all necessary expenses and reasonable attorneys' fees of any dissenting shareholder who has in good faith initiated dissenters' rights proceedings.



     Cash paid for Common Stock disposed of in an appraisal proceeding may result in a taxable transaction for federal income tax purposes. Shareholders who exercise appraisal rights should consult with their own tax advisors with respect to federal, state, and local tax consequences of such exercise.


VOTE REQUIRED FOR APPROVAL

     The Reincorporation will require the affirmative vote of the holders of at least a majority of the Company's outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Common Stock "FOR" the Reincorporation Proposal.


     However, the Reincorporation may be terminated at any time prior to filing Articles of Merger with the Nevada Secretary of State by the mutual agreement of the Boards of Directors of Mesa New Mexico and Mesa Nevada or, at the option of the Board of Directors of Mesa New Mexico if the holders of 10 percent or more of Common Stock shall have not voted in favor of the Reincorporation and such holders shall have filed written objection and notice of their intent to exercise dissenters' rights with the Secretary of the Company before the taking of the vote on the Reincorporation in accordance with Section 53-15-4 of the New Mexico Business Corporation Act.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE REINCORPORATION PROPOSAL.

                                  OMNIBUS PLAN
                                (PROPOSAL THREE)

RATIFICATION OF MESA AIR GROUP, INC. OMNIBUS PLAN


     On December 1, 1995, at the recommendation of the Compensation Committee, the Board of Directors adopted, subject to shareholder approval, new salary levels, and a related structured bonus plan (the "Compensation Plan") and the Mesa Air Group, Inc. Employee Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan is attached hereto as Appendix "E". The Compensation Plan and Stock Option Plan are collectively referred to as the "Omnibus Plan." A brief summary of the Omnibus Plan is set forth below. Although adopted by the Board of Directors on December 1, 1995, the Omnibus Plan was made effective as of October 1, 1994. Of the approximate 40 persons eligible to participate in the Omnibus Plan, there are four executive officers; approximately 23 non-executive officers; no non-employee directors; and 13 employees.


General


     The goals of the Omnibus Plan are to more closely align the interests of key employees with those of the shareholders, reward key employees when specified goals are met, and enable the Company to recruit and keep quality people on its management team. The Compensation Plan portion of the Omnibus Plan provides for a significant increase in the base salary of most of the officers and key employees paid pursuant to the plan (collectively, "Key Employees") as compared to the nominal base salaries previously in effect while significantly reducing the potential bonuses to be paid as compared to the MIP. The Compensation Plan also provides for bonuses based on the growth of the Company's earnings per share, or increases in rates of return in lieu of the distribution of ten percent of the Company pre-tax earnings provided for under the Management Incentive Program ("MIP"). Under the Compensation Plan, salaries for Key Employees have been capped and bonuses are limited to prescribed percentages of base salary. Bonuses under MIP were uncapped. Bonuses paid to Key Employees, except Key Employees of divisions or subsidiaries, are based upon the annual percentage growth in earnings per share. Growth in earnings per share ("EPS") has been categorized at four levels: Minimum -- any growth in EPS during the prior fiscal year; Threshold -- 7.0% to 12.9% growth in EPS; Target 13.0% to 17.9% growth in EPS and Maximum -- 18.0% or greater growth in EPS. Division and subsidiary Key Employee bonuses are based on earnings before taxes and interest divided by total revenues of the division or subsidiary (the "Rate of Return"). The Rate of Return has been categorized at four levels: Minimum -- a Rate of Return from five to nine and nine-tenths percent; Threshold -- a Rate of Return of 10 to 12.9%; Target -- a Rate of Return of 13 to 17.9% and Maximum -- a Rate of Return of 18% or more. See "COMPENSATION OF EXECUTIVE OFFICES AND
DIRECTORS -- COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION."



     Since salary and bonuses are capped under the Compensation Plan, an integral part of the Omnibus Plan is the issuance of stock options on an annual basis to Key Employees under the Stock Option Plan. The Board of Directors also believes that stock options more closely align the interests of a company's management with those of its shareholders. The Stock Option Plan provides for the grant of both incentive and non-statutory stock options (the "Options") to Key Employees. Options granted under the Omnibus Plan may or may not be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), at the discretion of the Compensation Committee. Because incentive stock options provide more favorable tax treatment to employees than non-statutory stock options, the Compensation Committee will seek to grant incentive stock options to Key Employees whenever possible. Because it had been over one year since any options had been granted to officers and key employees under existing plans, the Committee recommended and the Board approved, subject to shareholder approval of the Omnibus Plan, the granting of twice the amount of Options in 1995 as allocated for 1996. Under the Stock Option Plan, Options will be issued at the fair market value (as such term is defined in the Stock Option Plan) of the Company's Common Stock on April 1 of each year. With respect to Options granted which are intended to qualify as incentive stock options, the fair market value of the shares of Common Stock is defined as the average sales price of the Common Stock on the day of grant as reported by the National Association of Securities Dealers

Automated Quotation system ("NASDAQ"). With respect to all options which do not qualify as incentive stock options, the fair market value is the low sales price of the Common Stock on the day of grant as reported by NASDAQ. Options granted on June 28, 1995, were granted at a price of $8.50, the low selling price of the Common Stock on June 28, 1995.


     The following table sets forth the benefits or amounts received by each of the following under the Omnibus Plan during the Company's fiscal year ended September 30, 1995 and recommended allocations of Options for fiscal 1996 through the termination of the Stock Option Plan:

                                  OMNIBUS PLAN


                                                                             1995       FUTURE ANNUAL
                                                                           OPTIONS       OPTIONS TO
             NAME AND POSITION                   SALARY       BONUS(1)     GRANTED       BE GRANTED
-------------------------------------------    ----------     --------     --------     -------------
Larry L. Risley............................    $  350,000           --      300,000        150,000
  Chairman of the Board and Chief Executive
  Officer
J. Clark Stevens...........................    $  198,000(2)        --      160,000         80,000
  President and Chief Operating Officer
Gary L. Risley.............................    $  150,000           --      100,000         50,000
  Vice President of Legal Affairs and
  Secretary
W. Stephen Jackson.........................    $  150,000           --      100,000         50,000
  Chief Financial Officer, Vice President
  Finance and Treasurer
Executive Group............................    $  848,000           --      660,000        330,000
Non-Executive Officer Employee Group(3)....    $2,504,000     $161,537      665,000        370,000


---------------
(1) Bonuses payable to the Chairman and Chief Executive Officer will vary from a minimum of 15% to a maximum of 120% of salary and for the other officers listed above, from a minimum of 12.5% to 100%. Because there was no growth in EPS, no bonuses were paid in fiscal 1995.

(2) Mr. Stevens did not begin employment as President and Chief Operating Officer until January, 1995 and his compensation was prorated accordingly. For fiscal 1996, Mr. Stevens will receive a salary of $235,000.


(3) The base salary of other Key Employees range from $35,000 to $150,000 per annum with bonuses ranging from 3.75% to 100%. Options granted to other Key Employees range from 2,500 to 50,000 options. Such amounts are maximum amounts and may be adjusted downward by the Compensation Committee.


     The total number of options granted under the Stock Option Plan in 1995 was 1,325,000 options. The total number of options to be granted under the Stock Option Plan each year (other than for fiscal 1995), assuming all key positions are filled by persons eligible to receive options, will not be greater than 700,000 options. At the present time, all positions determined to be key positions have not been filled and it is estimated that all the Options allocated will not be issued each year because of vacancies and terminations.


     The Compensation Committee estimates that the Omnibus Plan will reduce the Company's overall compensation cost by over $1,000,000 per year. Larry L. Risley, Chairman of the Board and Chief Executive Officer, will experience the greatest reduction in aggregate salary and bonus under the Omnibus Plan. During fiscal 1995, Mr. Risley's total salary and cash bonus could not exceed $770,000 per annum, excluding the value assigned to stock options. For fiscal 1995, Mr. Risley's total cash compensation was $350,000. In contrast, Mr. Risley's cash compensation under MIP, excluding the value assigned to stock options, in prior years was $2,753,438 in 1994 and $934,028 in 1993. Bonuses payable under the MIP totaling $2,616,148 or 10% of the pre-tax net income of the Company for fiscal 1995 will be paid to members of senior management should the Omnibus Plan not be approved by the shareholders. Should shareholders not approve the Omnibus Plan, Larry L. Risley will be paid total cash compensation of approximately $1,308,074 or an additional $1,111,074 upon allocation of a bonus under the MIP. He would also relinquish 300,000 Options with no value as of February 1, 1996. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Salaries and Management Incentive Program for Senior Management" for a further discussion of the Omnibus Plan.

     The remaining named executive officers, who include J. Clark Stevens, Gary
L. Risley, and W. Stephen Jackson, would also experience decreases in salaries should the Omnibus Plan not be approved. Although the salaries would be decreased to approximately the amounts paid during fiscal 1994, each would receive a bonus payment under the MIP which has not been determined. However, the Compensation Committee believes that the total cash compensation consisting of a salary and bonus paid to Messrs. Stevens, Gary Risley and Jackson would be increased by not less than a total of $300,000 if the Omnibus Plan is not approved. Messrs. Stevens, Gary Risley and Jackson would also relinquish a total of 360,000 Options with no value as of February 1, 1996. Options which would be forfeited by all of the executive officers are exercisable at $8.50 per share and vest in one-third increments over a three year period beginning six months after shareholder approval is obtained.



     However, should the Omnibus Plan not be approved by shareholders and the Options relinquished, the Compensation Committee may allocate the remaining stock options available under a plan adopted by shareholders in fiscal 1993 (totaling 250,519 options) to the Company's executive officers at the fair market value of the Common Stock of the Company on the date of grant. These options would vest in one-third increments over a three year period. The Company may also seek the approval of shareholders for an amendment to the existing stock option plan adopted in fiscal 1993 at the 1997 Annual Shareholder Meeting to permit additional issuance of options during fiscal years following 1996.


Purpose

     Early in 1995, at the direction of the Board, the Compensation Committee undertook a review of the Company's salary and benefit program, the associated MIP, and a study of the executive compensation policies of other regional air carriers. The Committee engaged an independent compensation consultant to assist it in these undertakings. Based upon its study and review and the recommendations of the compensation consultant, the Committee concluded and recommended to the Board of Directors the Omnibus Plan. Like the MIP, the purpose of the Omnibus Plan is to attract and retain Key Employees who are and will be responsible for the growth and the success of the Company by providing an incentive-based form of compensation. However, the Board of Directors believes that because compensation paid pursuant to the Omnibus Plan is primarily related to an increase in earnings per share and appreciation of the Common Stock of the Company that it will provide a more equitable alternative to cash bonuses based on pre-tax profitability paid under the MIP.


     The Company's two employee stock option plans, which were adopted previously by the Company, have either expired or fail to have any significant remaining options available for grant during the next ten years. Furthermore, options allocated under those plans were primarily granted to the upper management of the parent company, Mesa Air Group, Inc. Beginning in early 1994, the Company hired many new middle managerial employees and added to its upper management to handle the increasing responsibilities brought about by acquisitions and expansions made in 1992 and 1993. The Company believes that it is in the best interests of its shareholders to reward the performance of all of its Key Employees with a broad-based grant of stock options.



     Approval of the Omnibus Plan will also benefit executive officers who must comply with Section 16 ("Section 16" ) of the Securities Exchange Act of 1934, as amended. The Stock Option Plan, which is a critical component of the Omnibus Plan, allocates a fixed amount of stock options to executive officers and other employees subject to Section 16 on an annual basis. This "formula based" allocation will permit each executive officer to receive an annual grant of options and exercise such options (at least six months after grant) without suffering any short swing liability from transactions in the Common Stock of the Company for sales completed before or after six months from the date of grant or exercise. The approval of shareholders is necessary under Section 16 to exempt the grant and exercise of options from matching with other stock transactions of the executive officer. Failure to approve the Omnibus Plan would severely restrict it usefulness in compensating executive officers through stock options as the executive officer would face a potential violation of Section 16 each time options were granted or exercised. In that event, the Company would be forced to raise the cash compensation of its executive officers and abandon its plan to reward performance through the grant of stock options.

Terms of Stock Option Plan


     Administration. Because allocations made pursuant to the Stock Option Plan are based on a formula, it may be administered by the Board of Directors of the Company or by any person or persons chosen by a majority of the Board. Certain material amendments may not be made to the Stock Option Plan without shareholder approval, including (i) an increase in the aggregate number of shares of Common Stock subject to the Stock Option Plan; (ii) a change in the class of persons eligible to receive Options; (iii) a modification of the period within which Options may be exercised, or (iv) an increase in the material benefits accruing to participants under the Stock Option Plan.



     Grant of Options. Under the Stock Option Plan, employees were granted Options on June 28, 1995 and will be granted additional Options on April 1 of each year (the "Grant Date") according to the amounts set forth on a schedule (the "Schedule") developed by the Compensation Committee. (For a copy of the Schedule, please refer to Schedule "B" attached to Appendix "E"). If a Key Employee is employed by the Company after June 28, 1995, the Key Employee is, upon the first day of employment, granted a pro rata portion of the Options set forth on the Schedule ("Pro Rata Options"). The Compensation Committee has full and complete discretion to decrease the amount of Options allocated to Key Employees other than those employees subject to Section 16 of the Securities Exchange Act of 1934, as amended, from the amounts set forth in the Schedule and such amounts are set forth only as maximum allocations permitted by the Stock Option Plan.


     Vesting of Options and Pro Rata Options. One-third of the total Options granted on a Grant Date vest on the first anniversary date after the Grant Date; one-third of the total Options granted on a Grant Date vest on the second anniversary date after the Grant Date; and the remaining one-third of the total Options granted on a Grant Date vest on the third anniversary date after the Grant Date. One-third of the total Pro Rata Options vest on the first April 1 after their Grant Date (the "Initial Vesting Date"); one-third of the total Pro Rata Options vest on the first anniversary date after the Initial Vesting Date; and the remaining one-third of the total Pro Rata Options vest on the second anniversary date after the Initial Vesting Date. However, Pro Rata Options granted to Insiders on or after October 1 and prior to April 1 in any year do not vest until the second April 1 following the Grant Date at which time two-thirds of the total Pro Rata Options vest and the remaining one-third of the total Pro Rata Options vest on the first anniversary date thereafter.


     Exercise Price. The exercise price of the Options may not be less than the fair market value (as defined by the Stock Option Plan) of the Common Stock on the date of the grant. With respect to Options granted which are intended to qualify as incentive stock options, the fair market value of the shares of Common Stock is defined as the average sales price of the Common Stock on the day of grant as reported by NASDAQ). With respect to all options which do not qualify as incentive stock options, the fair market value is the low sales price of the Common Stock on the day of grant as reported by NASDAQ.


     Additional Restrictions. The aggregate fair market value, determined as of the time an incentive stock option is granted, of the Common Stock with respect to which such Options are exercisable by an employee for the first time during any calendar year shall not exceed $100,000. There is no such limit for non-statutory Options. Options may be exercised only during the period beginning on the third business day following the release for publication of quarterly or annual summary statements of sales and earnings and ending two weeks prior to the end of the then current-fiscal quarter of the Company.

     Certain Termination of Options. Although the maximum term of the options under the Stock Option Plan is 10 years, in certain circumstances the maximum term may be less. If any option holder ceases to be an employee of the Company, other than for death, disability, retirement or discharge for cause, such holder may, within three months after the date of termination but in no event after the stated expiration date, purchase some or all of the shares with respect to which such option holder was entitled to exercise such option on the date such employment terminated; provided that (1) if the option holder's employment is terminated for dishonesty or other acts detrimental to the Company's interest or for the holder's breach of any employment, confidentiality or other contract or agreement, or (2) if after the employment is terminated, the holder commits acts detrimental to the Company's interest, then the Option shall thereafter be void for all purposes. If the option holder is removed as an employee due to disability, the option holder may exercise the Options in whole or in part to the extent they are exercisable on the date when the option holder's employment terminated, at any time prior to the expiration date of the Options or within one year of the date of removal, whichever is earlier. If an option holder is removed as an employee of the Company for cause, the Option shall terminate upon receipt by the option holder of notice of such removal or on the effective date of the removal, whichever is earlier. If any option holder
(i) ceases to be an employee of the Company other than for death, disability or discharge for cause; and (ii) has been continuously employed by the Company for five or more years; and is (iii) over 59 1/2 years of age (collectively referred to as "Retirement"), all of the Options which have been granted to such option holder prior to Retirement vest 30 days after Retirement (the "Vested Options"). Such holder (or his successors in the case of the holder's death after Retirement) may, within three months after the date of Retirement or prior to the stated expiration date, whichever first occurs, purchase some or all of the Shares which such option holder was entitled to exercise; provided, that (i) if the holder's employment is terminated for dishonesty or other acts detrimental to the Company's interests or for the holder's breach of any employment, confidentiality or other contract or agreement with the Company, or (ii) if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the Option is void for all purposes. If the option holder dies while employed by the Company, an option shall be exercisable until the stated expiration date thereof by the person or persons to whom the holder's rights pass under will or by laws of descent and distributed to the extent that the holder was entitled to exercise the Option at the date of death.

     Adjustment Provisions. The aggregate number of shares subject to the Stock Option Plan, the number of shares covered by outstanding Options, and the price per share stated in such Options must be proportionately adjusted for an increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefore in money, services or property. Also, if the Company is the surviving corporation in any merger or consolidation, any Options granted under the Stock Option Plan shall pertain to and apply to the securities to which a holder of the number of shares subject to the Option would have been entitled. A dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board. A merger or consolidation in which the Company is not the surviving corporation shall also cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right immediately prior to a merger or consolidation in which the Company is not the surviving corporation to exercise such Option in whole or in part without regard to any installment provisions contained in the Option Agreement.

     Maximum Shares Allocated. The aggregate number of shares of Common Stock covered by the Stock Option Plan issuable upon exercise of all Options is 10,000,000 shares, and such shares have been reserved for issuance by the Company upon the exercise of the Options.

  Tax Consequences

     Non-Statutory Options. There are no tax consequences to the option holder or to the Company upon the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, the option holder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. The Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the option holder. Upon disposition of the stock, the option holder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss shall be long- or short-term depending on whether the stock was held for more than one year.

     Incentive Options. No taxable income will be recognized by an option holder upon receipt of an incentive stock option, and the Company will not be entitled to a tax deduction in respect of such grant.

     In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon exercise of an incentive stock option and the Company will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the expiration of the longer of

(i) two years after the date of grant, or (ii) one year after the transfer of the option shares, upon disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

     If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of
(i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional again on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of the Company.

     The amount of which the fair market value of the shares at the time of exercise exceeds the exercise price of an incentive stock option will be a tax preference item for purposes of the alternative maximum tax, which, in general, imposes a 24% tax rate upon the excess of (i) an individual's adjusted gross income plus certain tax preference items over (ii) $30,000 ($40,000 for joint returns) reduced by $.25 for each $1.00 by which the alternative minimum taxable income exceeds $112,500 ($150,000 for joint returns). An individual will be liable for the alternative minimum tax only to the extent that the amount of such tax exceeds the liability for regular Federal income tax.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE OMNIBUS PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                (PROPOSAL FOUR)


     For fiscal year 1995, the Board of Directors of the Company retained KPMG Peat Marwick LLP as independent auditors for the Company. The representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


     KPMG Peat Marwick LLP has been selected by the Board of Directors as the Company's independent auditors for fiscal year 1996. KPMG Peat Marwick LLP has served as the independent auditors of the Company from 1985 through fiscal year 1995.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1996.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     THE REPORT OF THE COMPENSATION COMMITTEE AND THE FIVE-YEAR SHAREHOLDER RETURN COMPARISON AND PERFORMANCE GRAPH AND RELATED EXPLANATION AND FOOTNOTES SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), NOTWITHSTANDING STATEMENTS MADE WITHIN THE COMPANY'S PREVIOUS FILINGS THAT ALL SUBSEQUENT FILINGS, IN WHOLE OR IN PART, INCLUDE, WITHOUT LIMITATION, THIS PROXY STATEMENT.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee consists of three non-employee directors of the Company and has responsibility for allocation of cash compensation and options to senior executive officers of the Company. The Compensation Committee primarily administers the Company's Management Incentive Program, Omnibus Plan, employee stock option plans, and employee stock purchase plans. In those instances in which Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires grants or awards of stock options to be made by a "disinterested" committee, the Compensation Committee is solely responsible for the administration of such plans. The full Board of Directors regularly reviews the Compensation Committee decisions relating to executive compensation. Also, the Compensation Committee has allocated certain compensation decisions to the Chairman of the Board of the Company and the presidents of the various divisions and subsidiaries of the Company.


     Bonus allocations and stock option grants (whether directly made by the Compensation Committee or allocated by the Chairman of the Board subject to review by the Compensation Committee) were based on the level of policy making and operational responsibility of the individual executive; direct contributions to cost control that are achieved through limitations in overhead or through pricing concessions obtained by the senior executive officer in negotiating the purchase of assets or the acquisition of other companies; the compensation offered by competitors for similar positions and job responsibilities; and the risk inherent in receiving a substantial portion of compensation based on net profit or increases in earnings per share instead of fixed annual compensation which is paid regardless of net profit.



     Commencing in January, 1988, and through the end of fiscal 1994, the Company provided compensation to its executive officers and key employees under the Company's Management Incentive Program ("MIP"). The MIP provides for the distribution annually of up to 10% of the Company's net income before taxes to management employees who have been employed at least nine months with the Company. The MIP is based on the theory that a base salary with annual pay increases does not provide the incentive necessary to keep talented executive officers nor to reward executive officers sufficiently for their individual performance. Under the MIP, senior officers were paid nominal salaries, as compared to comparable officers in the regional airline industry, and bonuses based upon the Company's net profit before tax. The Compensation Committee believes that during this period, base salaries for executive officers and other senior officers were at levels varying from approximately one-half to two-thirds of comparable officers' salaries of other leading regional air carriers. Bonuses under MIP were allocated up to five percent of the net profit before tax to the Chairman of the Board and Chief Executive Officer ("Chairman") with the balance allocated by the Chairman to the other officers, including the President. Payment of bonuses under MIP was based strictly on pre-tax net profitability of the Company. If in a given fiscal year the Company did not have a pre-tax profit, no bonuses would be paid.



     Commencing early in 1995, at the direction of the Board, the Compensation Committee undertook a review of the Company's salary and benefit program, the associated MIP, and a study of the executive compensation policies of other air carriers. The Committee engaged an independent compensation consultant to assist it in these undertakings. The Compensation Committee consultant sought information from a number of large carriers and four publicly traded commuter airlines. Information on base pay and annual and long-term incentive compensation was secured with respect to 21 positions from four large carriers and three regional or commuter airlines. Only one of the airlines furnishing information is included in the SIC Industry Group (SIC Group) included in the stock performance graph appearing elsewhere herein. Since most of the companies included in the SIC Group did not participate in the survey, the Compensation Committee was unable to consider any differences which may exist between members of the SIC Group and the Company. While the comparisons considered annual revenues, number of employees and years in the position, financial performance of the competitors or other airlines providing information was not directly considered. The alternatives presented by the consultant included two alternatives: (i) a program providing for base salaries slightly below general industry market with a strong above market, at risk, annual bonus potential; or (ii) a program with base salaries slightly above general industry market with an annual, at risk, bonus potential below the general industry market. Based upon its study and review and the recommendations of the compensation consultant, the Committee concluded and recommended to the Board of Directors that the first alternative more closely aligned executives' intent with the intent of the Company's shareholders and established new levels of base compensation and related structured bonus plan (the "Compensation Plan") and an Employee Stock Option Plan (the "Stock Option Plan"), collectively the "Omnibus Plan", as a replacement for existing salaries and the MIP. The Omnibus Plan, as proposed, was adopted by the Board of Directors on December 1, 1995 and was made effective October 1, 1994, subject to approval of the Omnibus Plan by the shareholders of the Company. The Compensation Committee was unable to secure sufficient data from competitor or peer publicly held regional or commuter airlines to determine whether the base salaries so established were at the low, medium or high range of compensation paid by those in the comparative group. Based on the limited data available, the Compensation Committee believe that the base salaries, bonus ranges and stock options provided in the Omnibus Plan fall between the medium and high range of the general industry group.


     The Compensation Plan portion of the Omnibus Plan provides for increases in the base salary of most of the officers and key employees. The Compensation Plan also provides for bonuses based on the growth of the Company's earning per share or increases in rates of return, in lieu of the distribution of ten percent of the Company pre-tax earnings provided for under the existing MIP. Under the Compensation Plan, salaries for all executive officers and key employees have been capped. Bonuses for executive officers and key employees, other than division or subsidiary key employees, are limited to prescribed percentages of base salary, based upon the percentage growth in earnings per share. Growth in earning per share ("EPS") is categorized at four levels: Minimum -- any growth in EPS during the prior fiscal year; Threshold -- 7.0% to 12.9% growth in EPS; Target 13.0% to 17.9% growth in EPS and Maximum -- 18.0% or greater growth in EPS. The Compensation Plan provides that the Chairman of the Board is entitled to receive a cash bonus of 15%, 30%, 60% and 120% if the Minimum, Threshold, Target and Maximum, respectively, levels of EPS are reached. Other executive officers and key employees, other than key employees of a division or subsidiary, receive cash bonuses of from 3.75% to 100%, graded as to each position at the four levels of EPS. Division and subsidiary employee bonuses are based on increases in earnings before taxes and interest divided by total revenues of the division or subsidiary (the "Rate of Return"). The Rate of Return has been categorized at four levels: Minimum -- a Rate of Return from five to nine and nine-tenths percent; Threshold -- a Rate of Return of 10 to 12.9%; Target -- a Rate of Return of 13 to 17.9% and Maximum -- a Rate of Return of 18% or more. Under the Compensation Plan, division and subsidiary key employees are entitled to cash bonuses of five percent, 10%, 13% and 18% of the Rate of Return, depending upon the level of the Rate of Return.


     The Committee estimates that the Omnibus Plan will reduce the Company's overall compensation cost by over $1,000,000 per year. Larry L. Risley, Chairman of the Board and Chief Executive Officer, will experience the greatest reduction in aggregate salary and bonus under the Omnibus Plan. Mr. Risley's total salary and cash bonus could not exceed $770,000 per annum, excluding the value assigned to stock options. In contrast, Mr. Risley's cash compensation under MIP, excluding the value assigned to stock options, in prior years was $2,753,438 in fiscal 1994 and $930,028 in fiscal 1993. Because the Company had no EPS for fiscal 1995, neither the Chief Executive Officer nor any other executive officer received a bonus. Although the Chief Executive Officer received an increase in his annual salary, because bonuses are more difficult to earn under the Omnibus Plan than under the MIP, the Chief Executive Officer's total cash compensation for fiscal 1995 was approximately $2,403,438 below that earned in fiscal 1994. In addition to the bonus component of the Plan, the approximate 300,000 options granted to Mr. Risley pursuant to the Stock Option Plan provide incentive to Mr. Risley to increase shareholder return. While Mr. Risley's bonus is now capped at a maximum of 120% of salary, he can participate in a return on the appreciation of the Common Stock of the Company through exercise of his options.

     Since salary and bonuses are capped under the Compensation Plan, an integral part of the Omnibus Plan is the issuance of stock options on an annualized basis to key employees under the Stock Option Plan.

     The Stock Option Plan provides for options to be issued to officers and key employees on an annualized basis and to vest at the rate of approximately one-third per year. The Committee recommended and the Board approved, subject to shareholder approval of the Omnibus Plan, the granting of twice the number of options in 1995, since it has been over one year since any options have been granted to officers and key employees under existing plans. The options have a ten-year term and are subject to standard option provisions such as are included in existing Company plans and exclude the requirement of continued employment and provisions to deal with termination of employment due to retirement, death or disability. Under the plan, options will be issued at the low selling price of the Company's Common Stock on the date of grant.

     The total number of options granted under the Stock Option Plan in 1995 was 1,325,000 options. Beginning in fiscal 1996, the total number of options to be granted under the Stock Option Plan, assuming all key positions are filled by persons eligible to receive options, will be 700,000 options per year. At the present time, all positions determined to be key positions are not filled.


     The Compensation Committee believes that the Omnibus Plan, which provides for established salary levels, a limit on cash bonuses and provides for the issuance of stock options to officers and key employees related to the appreciation of the Company's Common Stock, will provide a more equitable alternative to cash bonuses paid under the existing MIP which is based on the Company's pre-tax profitability. In the event the Omnibus Plan is not approved by the shareholders at the Annual Meeting, $2,616,148, which has been accrued but not paid under the MIP at September 30, 1995, will be distributed to key employees and previous salary levels will be adjusted accordingly. If the Omnibus Plan is approved by the shareholders, the MIP will be abandoned and officers and key employees will receive the options granted under the Omnibus Plan on June 28, 1995.


                                          Compensation Committee

                                          Jack Braly, Chairman
                                          George W. Pennington

                                          Richard C. Poe

COMPENSATION SUMMARY OF EXECUTIVE OFFICERS

     The following table sets forth certain compensation paid or accrued by the Company during the fiscal year ended September 30, 1995 to the Chief Executive Officer and the three most highly compensated executive officers of the Company whose total annual salary and bonuses exceeded $100,000.


                                                                                            LONG-TERM COMPENSATION
                                                                              ---------------------------------------------------
                                               ANNUAL COMPENSATION                    AWARDS
                                       ------------------------------------   ----------------------     PAYOUT
                                                                  OTHER        RESTRICTED                ------
                                                                  ANNUAL         STOCK                    LTIP       ALL OTHER
                                       SALARY      BONUS       COMPENSATION   AWARD(S)(2)    OPTIONS     PAYOUT   COMPENSATION(1)
  NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)            ($)            ($)          (#)        ($)           ($)
------------------------------- ----   -------   ---------     ------------   ------------   -------     ------   ---------------
Larry L. Risley................ 1995   350,000      --    (3)     --              --         950,000(4)    --          4,620
  Chairman of the Board,        1994   153,000   2,595,313        --              --         350,000       --          5,125
  Chief Executive Officer       1993   153,000     776,614        --              --           --          --          4,414
J. Clark Stevens............... 1995   198,000      --    (3)     --              --         240,000(4)    --          4,846
  Chief Operating Officer       1994    50,962     117,414        --              --          60,000       --          1,583
  and President                 1993    32,083      59,706        --              --          40,000       --             --
Gary E. Risley................. 1995   150,000      --    (3)     --              --         275,000(4)    --          5,151
  Vice President of             1994    46,000     391,018        --              --          75,000       --          2,212
  Legal Affairs and             1993    46,000     155,322        --              --           --          --          1,150
  Corporate Secretary
W. Stephen Jackson............. 1995   150,000      --    (3)     --              --         150,000(4)    --          3,080
  Chief Financial Officer,      1994    27,885     125,000        --              --           --          --         --
  Vice President of             1993     --         --            --              --           --          --         --
  Finance and Treasurer


---------------
(1) These amounts represent both vested and non-vested Registrant contributions to the individual named executive officer's 401(k) plan. Under the Company's 401(k) plan, employees may contribute up to 15% of their annual compensation, as defined. The Company currently makes matching contributions of 50% of employees' contribution (including officers) with a cap of 10% of the employees' annual compensation. Contributions by the Company to its 401(k) plans for the year ended September 30, 1995 was $1,097,023.

(2) As of December 1, 1995, Larry L. Risley owned 503,966 shares of Mesa Common Stock and Gary E. Risley owned 15,300 shares of Mesa Common Stock.


(3) Bonuses of approximately $2,616,148 have been allocated for payment under the MIP should the Omnibus Plan not be approved by shareholders. Of the $2,616,148 available for allocation, approximately $1,308,074 would be paid to Larry L. Risley (or an additional $1,111,074 after offset from the higher base salary already received) and the balance would be allocated to the three other executive officers set forth above and other officers of the Company which would be determined by the Compensation Committee. The compensation to be paid to the three other executive offices and the approximately 36 non-executive officers and employees would be increased by indeterminate amounts aggregating not to exceed $1,308,074 as a group.



(4) Includes 300,000 options granted to Larry L. Risley, 160,000 options granted to J. Clark Stevens, 100,000 options granted to Gary E. Risley, and 100,000 options granted to W. Stephen Jackson pursuant to the Omnibus Plan which is subject to the approval of the shareholders of the Company at the 1996 Annual Meeting.

OPTIONS
                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS(1)
                           --------------------------------------------------------
                                          PERCENT OF
                            NUMBER OF       TOTAL                                       POTENTIAL REALIZABLE
                            SECURITIES     OPTIONS/                                       VALUE AT ASSUMED
                            UNDERLYING       SARS                                       ANNUAL RATES OF STOCK
                             OPTIONS/     GRANTED TO                                     PRICE APPRECIATION
                               SARS       EMPLOYEES      EXERCISE OF                       FOR OPTION TERM
                             GRANTED      IN FISCAL      BASE PRICE      EXPIRATION     ---------------------
          NAME                 (#)           YEAR          ($/SH)           DATE        5% (S)       10% (S)
           (a)                 (b)           (c)             (d)            (e)           (f)          (g)
          ----              ----------    ----------     -----------     ----------     -------     ---------
Larry L. Risley...........   300,000          19%            8.50         6/28/05       637,500     1,275,000
J. Clark Stevens..........   180,000          11%            8.42           (2)         378,750       757,500
Gary Risley...............   110,000           7%            8.43           (2)         231,875       463,750
W. Stephen Jackson........   150,000          10%            8.25           (2)         309,375       618,750

---------------
(1) Includes options granted pursuant to the Omnibus Plan subject to approval by the Shareholders at the 1996 Annual Meeting as follows: Larry Risley, 300,000; J. Clark Stevens, 160,000; Gary Risley, 100,000, W. Stephen Jackson, 100,000.

(2) Options expire as follows: J. Clark Stevens -- 160,000 -- 6/28/05; 20,000 -- 11/21/99
                               Gary Risley -- 100,000 -- 6/28/05; 10,000 -- 11/21/99
                               W. Stephen Jackson -- 100,000 -- 6/28/05; 50,000 -- 11/21/99


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                 NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                                OPTIONS AT SEPTEMBER 30,      THE-MONEY OPTIONS AT
                                                                          1995                 SEPTEMBER 30, 1995
                                                                ------------------------    ------------------------
                     SHARES ACQUIRED ON                               EXERCISABLE/                EXERCISABLE/
       NAME             EXERCISE(#)        VALUE REALIZED($)        UNEXERCISABLE(1)          UNEXERCISABLE(1),(2)
-------------------  ------------------    -----------------    ------------------------    ------------------------
Larry L. Risley....        450,000             4,108,500             416,666/533,334             854,250/506,250
J. Clark Stevens...             --                    --              33,332/206,668                  --/318,750
Gary E. Risley.....         16,500               149,078             115,000/160,000             256,275/193,125
W. Stephen Jackson.             --                    --                  --/150,000                  --/290,625


---------------
(1) Includes options granted pursuant to the Omnibus Plan subject to approval by the Shareholders at the 1996 Annual Meeting.

(2) Based on the closing price of the Common Stock on September 30, 1995 at $10.1875.

COMPENSATION OF DIRECTORS


     Each outside director receives a retainer of $10,000 per year, along with the payment of $1,000 per meeting attended in person; $500 for each committee meeting attended in person; $500 for each telephone Board meeting attended and reimbursement of all expenses associated with attending committee or Board of Directors meetings. In addition, each outside director was granted 3,000 options in fiscal 1995 pursuant to a stock option plan which automatically grants 3,000 options to each outside director on an annual basis. Options granted to Messrs. Poe, Pennington, and Braly were granted on December 9, 1994 at an exercise price of $8.38 per share and were fully vested on December 8, 1995. Options were granted to Mr. Jones at an exercise price of $6.16 per share on March 15, 1995 and will vest on March 14, 1996.



     Each outside director also participates in the Company's Outside Directors Stock Option Plan (the "Formula Plan"). Other than initial grants made under this plan, grants pursuant to the Formula Plan are contingent on improved returns for the shareholders. Each outside director is granted 10,000 options as of the first business day of the month following appointment to the Board. (The date of the first grant of options is referred to herein as the "Initial Grant Date"). Each outside director receives a grant of an additional 10,000 options (the "Second Grant") if: (1) the director is still serving as a director of the Company on the date of the Second Grant; and (2) either the annual percentage increase in shareholder return:



          (a) exceeds seven percent for any fiscal year within four years of the Initial Grant Date (the "Target Percent"), provided that the effective date of the grant shall be delayed until the second anniversary of the Initial Grant Date if the Target Percent is achieved in the first two fiscal years following the Initial Grant Date, or



          (b) exceeds an aggregate of ten percent for any two consecutive fiscal years within four years after the Initial Grant Date (the "Alternative Target Percent").



Each outside director receives a third grant of an additional 10,000 options (the "Third Grant") if: (1) the director is still serving as a director of the Company on the date of the Third Grant; and (2) either the annual percentage increase in shareholder return:



          (a) exceeds seven percent for any fiscal year within six years of the Initial Grant Date (the "Additional Target Percent"), provided that the effective date of the grant shall be delayed until the fourth anniversary of the Initial Grant Date if the Additional Target Percent is achieved in the first four fiscal years following the Initial Grant Date, or



          (b) exceeds an aggregate of ten percent for any two consecutive fiscal years within six years after the Initial Grant Date (the "Additional Alternative Target Percent").



     Options granted to the outside directors on the Initial Grant Date become exercisable immediately one year after the Initial Grant Date and when the fair market value (as defined by the Formula Plan) of the Common Stock has increased by three percent from the Initial Grant Date.



     All other options become exercisable immediately upon satisfaction of the following conditions: six months after the date the option was granted, and when the fair market value of the shares (as defined in the Formula Plan) has increased by seven percent from the date the option was granted.



     With respect to options granted on the Initial Grant Date, the exercise price of the options granted under the Formula Plan may not be less than the fair market value of the Common Stock on the date of the grant. With respect to options granted on the Second Grant Date, the option price per share may not be less than the fair market value of the shares on the last business day of the fiscal year that the Company achieves the Target Percent or the Alternative Target percent. With respect to options granted on the Third Grant Date, the option price per share may not be less than the fair market value of the shares as of the last business day of the fiscal year that the Company achieves the Additional Target percent or the Additional Alternative Target percent.



     Pursuant to the Formula Plan, Blaine Jones received an initial grant of 10,000 options during fiscal 1995 upon becoming a non-management director. All other non-management directors received no options under this plan during fiscal 1995. All 10,000 options granted to Mr. Jones during fiscal 1995 will vest on April 3, 1996 if the fair market value of the Common Stock is $6.18 per share or higher. Otherwise, the options will fully vest on the first day following April 3, 1996 that the fair market value of the Common Stock is $6.18 or higher. The exercise price of all 10,000 options is $6.00 per share.


     Each director who is not an employee of the Company also receives free travel on Mesa for himself and certain family members and through arrangements with certain major air carriers receives free or reduced-fare travel on those at no cost to the Company. Directors hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

COMPENSATION COMMITTEE INTERLOCKS

     Richard C. Poe, Jack Braly and George W. Pennington all served as members of the Compensation Committee during the fiscal year ended September 30, 1995. None of these directors held any executive officer position or other employment with the Company prior to or during such service nor did any executive officer serve on any other company's compensation committee.

RELATED PARTY TRANSACTIONS POLICY

     The Company's Restated Articles of Incorporation provide that the Company may enter into business arrangements with directors or other related parties. The Board of Directors has adopted a policy of doing so only where such arrangements are approved by a majority of disinterested directors and are on terms at least as favorable as available from unaffiliated third parties. Presently, the Company is not a party to any related party contracts or arrangements.

FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     Set forth below is a graph comparing the five-year cumulative shareholder return on the Common Stock of Mesa Air Group, Inc. against the five-year cumulative total return on the CRSP Index for NASDAQ Stock Market (US Companies) and the CRSP Index for NASDAQ Stocks (SIC 4510-4519) (an index composed of NASDAQ companies engaged in air transportation, and includes regional Airlines whose stocks trade on NASDAQ) for the periods indicated. The graph assumes an initial investment of $100.00 and reinvestment of dividends, if any.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                              MESA AIR GROUP, INC.

                                           CRSP TOTAL RETURNS INDEX FOR:
                                  --------------------------------------------
                                                                 NASDAQ STOCKS
                                                 NASDAQ STOCK       (SIC 4
      MEASUREMENT PERIOD           MESA AIR       MARKET (US      510-4519 US
    (FISCAL YEAR COVERED)         GROUP, INC.     COMPANIES)      COMPANIES)
         09/28/90                    100.0           100.0           100.0
         09/30/91                    262.0           157.3           138.7
         09/30/92                    823.5           176.3           176.3
         09/30/93                   1395.0           231.0           300.1
         09/30/94                    477.0           232.9           254.0
         09/29/95                    733.5           321.4           464.0

NOTES:

    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 09/28/90.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 1, 1995 by all directors, by each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of December 1, 1995 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.


                                                                  NUMBER OF SHARES OF
                                                            COMMON STOCK BENEFICIALLY OWNED
                                                   --------------------------------------------------
                                                                   VESTED
     NAME AND ADDRESS OF BENEFICIAL OWNER           SHARES       OPTIONS(1)     TOTAL(1)      PERCENT
-----------------------------------------------    ---------     ----------     ---------     -------
Larry L. Risley(2).............................      503,966       533,333      1,037,299        3.1%
  2325 East 30th Street
  Farmington, New Mexico 87401
E. Janie Risley(2).............................           --            --             --         --
  2325 East 30th Street
  Farmington, New Mexico 87401
Blaine M. Jones................................       16,464            --         16,464       0.05%
  3405 Northridge Court
  Farmington, New Mexico 87401
George W. Pennington...........................       66,124        43,000        109,124        0.3%
  401 West Broadway
  Bloomfield, New Mexico 84712
Richard C. Poe.................................      238,496        43,000        281,496        0.8%
  6501 Montana
  El Paso, Texas 79925
Jack Braly.....................................           --        13,000         13,000       0.03%
  78805 Pina Street
  LaQuinta, California 92253
J. Clark Stevens...............................           --        46,665         46,665        0.1%
  2325 East 30th Street
  Farmington, New Mexico 87401
Gary E. Risley.................................       15,300       140,000        155,300        0.5%
  2325 East 30th Street
  Farmington, New Mexico 87401
W. Stephen Jackson.............................        1,600        16,667         18,267       0.05%
  2325 East 30th Street
  Farmington, New Mexico 87401
JP Morgan & Co. Inc............................    2,990,000            --      2,990,000        8.9%
  1251 Avenue of Americas
  New York, NY 10020
All directors and officers as a group (9             840,350       835,665      1,676,015        5.0%
  persons).....................................


---------------
(1) Includes options vested on December 1, 1995 and options which will become vested on or before February 1, 1996.


(2) Larry L. Risley and E. Janie Risley are husband and wife and since New Mexico is a community property state Ms. Risley has a beneficial interest in Mr. Risley's shares and shares dispositive and voting powers with Mr. Risley.

                                 OTHER BUSINESS

     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Shareholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company's Board of Directors' recommendation on such matters.

                             ADDITIONAL INFORMATION

LATE FILING DURING FISCAL YEAR 1995

     To the knowledge of the Company, all individuals filed reports with the U.S. Securities and Exchange Commission in a timely manner during fiscal year 1995.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholder proposals for consideration at the next Annual Meeting, which the Company expects to hold in March, 1997, must be received by the Company no later than September 30, 1996 in order for them to be included in the Company's proxy materials and form of proxy for the 1997 Annual Meeting. In order to be included, proposals must be proper under law and must comply with the rules and regulations of the U.S. Securities and Exchange Commission.

MISCELLANEOUS


     The financial statements for the Company for fiscal year 1995 are contained in the Company's Annual Report on Form 10-K.


                                          By Order of the Board of Directors

                                          GARY E. RISLEY
                                          Secretary

Farmington, New Mexico

February 15, 1996

                                                                    APPENDIX "A"

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as
of January   , 1996 by and between MESA AIR GROUP, INC., a New Mexico
corporation (hereinafter referred to as "Mesa NM"), and MESA HOLDINGS, INC., a Nevada corporation (hereinafter referred to as "Mesa NV").

                                    RECITAL:

     WHEREAS, Mesa NM desires to merge into Mesa NV and thereby transfer to Mesa NV all rights and property owned by it, such merger (the "Merger") is provided for in this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mesa NM and Mesa NV hereby agree as follows:

                                   AGREEMENT:

     SECTION 1. Merger and the Surviving Corporation. (a) Subject to the terms and conditions of this Agreement, Mesa NM shall be merged into Mesa NV (which shall be the surviving corporation in the Merger) in accordance with the New Mexico Business Corporation Act and the Nevada Revised Statutes. The Merger shall become effective upon the filing with the Secretary of State of the State of Nevada of the Articles of Merger with respect thereto. For purposes hereof, the term "Effective Time" shall mean the time when such Articles of Merger are filed with the Nevada Secretary of State, and the term "Surviving Corporation" shall mean Mesa NV as the corporation surviving in the Merger which will be governed by the laws of the State of Nevada.

     (b) At the Effective Time, by virtue of the Merger, all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of Mesa NM and Mesa NV and all property, real, personal and mixed, and all debts due on whatever account, including choses in action, and all and every other interest of or belonging to or due to each of Mesa NM and Mesa NV shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall be responsible and liable for all of the liabilities and obligations of each of Mesa NM and Mesa NV, all with the full effect provided for in the New Mexico Business Corporation Act and the Nevada Revised Statutes.

     (c) The Articles of Incorporation of Mesa NV in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the provisions thereof and the Nevada Revised Statutes, except that the name of Mesa NV, the Surviving Corporation, shall be changed to Mesa Air Group, Inc.

     (d) The Bylaws of Mesa NV in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until altered, amended or repealed.

     (e) The directors of Mesa NV in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their successors are elected in accordance with the Bylaws of the Surviving Corporation and shall have been duly qualified.

     (f) The officers of Mesa NV in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, holding the offices in the Surviving Corporation which they then hold in Mesa NV, until their successors are elected or appointed in accordance with the Bylaws of the Surviving Corporation and shall have been duly qualified.

     SECTION 2.  Conversion of Stock.  At the Effective Time:


          SECTION 2.1. Mesa NV. (a) Each share of the Common Stock, without par value, of Mesa NV which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Mesa NV) shall be canceled and returned to the status of authorized but unissued shares, without the payment of any consideration therefor; and

          (b) Each share of the Preferred Stock, without par value, of Mesa NV which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Mesa NV) shall be canceled and returned to the status of authorized but unissued shares without the payment of any consideration therefor.

          SECTION 2.2. Mesa NM. (a) Each share of the Common Stock, without par value, of Mesa NM which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Mesa MN) shall be changed and converted into one fully paid and non-assessable share of Mesa NV Common Stock;

          (b) Each share of the Preferred Stock, without par value, of Mesa NM which is issued immediately prior to the Effective Time (whether then outstanding or held in the treasury of Mesa NM) shall be changed and converted into one fully paid and nonassessable share of Mesa NV Preferred Stock; and

          (c) Each of the outstanding stock options granted by Mesa NM which is outstanding immediately prior to the Effective Time shall be changed and converted into a stock option of Mesa NV.

          SECTION 2.3. Stock Certificates. Each outstanding certificate that prior to the Effective Time represented one share of either Common Stock or Preferred Stock of Mesa NM shall be deemed for all purposes to evidence ownership of and to represent one share of Common Stock or Preferred Stock of Mesa NV, respectively, into which the share of Mesa NM represented by such certificate has been converted as provided herein and shall be so registered on the books and records of Mesa NV or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Mesa NV or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the share of Mesa NV evidenced by such outstanding certificate as provided above.

     SECTION 3. Conditions Precedent. The obligations of the parties to effect the Merger shall be subject to (a) the approval of this Agreement by the Board of Directors of each of the constituent corporations and (b) the approval of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of each of the constituent corporations at meetings of the stockholders duly called and held. Thereupon, Articles of Merger shall be duly filed and recorded in both Nevada and in New Mexico.


     SECTION 4. Amendment. This Agreement may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of the constituent corporations, but, after such approval by the stockholders, no amendment shall be made which materially adversely affects the rights of the stockholders of the constituent corporations without further approval of such stockholders. This Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.



     SECTION 5.  Dissenters' Rights; Termination.



          SECTION 5.1. Dissenters' Rights. Any holder of issued and outstanding shares of the Common Stock of Mesa NM who votes against the Merger and enters his dissent in compliance with Section 53-15-4 of the New Mexico Business Corporation Act, as amended (shares held by such shareholders shall be referred to herein as "Dissenting Shares"), shall, subject to Section 5.2 hereof, receive cash in the amount of the fair market value of the Dissenting Shares within the time and in the manner provided by Section 53-15-4 of the New Mexico Business Corporation Act.

          SECTION 5.2. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval hereof by the shareholders or by the Board of Directors of either Mesa NV or Mesa
     NM:



          (a) At the option of the Board of Directors of Mesa NM, if the holders of 10 percent or more of Mesa NM's issued and outstanding shares of Common Stock shall not have voted in favor of the Merger and such holders shall have filed written objection and notice of their intent to exercise dissenters' rights with the Secretary of Mesa NM before the taking of the vote on the Merger in accordance with the New Mexico Business Corporation Act; or



          (b) By mutual agreement of the Board of Directors of Mesa NM and Mesa NV.



          (c) If this Agreement is terminated for any reason, no party hereto shall any liability hereunder of any nature whatsoever to the others.



     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.



     SECTION 7. Further Assurances. From time to time after the Effective Time as and when requested by the Surviving Corporation and to the extent permitted by law, the officers and directors of each of Mesa NV and Mesa NM last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation title to, and possession of, all of the assets, rights, franchises and interests of each of Mesa NV and Mesa NM in and to every type of property (real, personal and mixed) and chooses in action, and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such actions in the name of Mesa NV or Mesa NM or otherwise.



     SECTION 8. Execution in Counterparts. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.


     IN WITNESS WHEREOF, Mesa NV and Mesa NM have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          MESA HOLDINGS, INC., a Nevada
                                          corporation

                                          By:
                                          --------------------------------------
                                            Larry L. Risley, Chairman of the
                                              Board
                                            and Chief Executive Officer

ATTEST:

--------------------------------------
Gary E. Risley, Secretary

                                          MESA AIR GROUP, INC., a New Mexico
                                          corporation

                                          By:
                                          --------------------------------------
                                            Larry L. Risley, Chairman of the
                                              Board
                                            and Chief Executive Officer

ATTEST:

--------------------------------------
Gary E. Risley, Secretary

                                                                    APPENDIX "B"

                           ARTICLES OF INCORPORATION
                                       OF
                              MESA HOLDINGS, INC.

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Nevada (particularly Chapter 78 of the Nevada Corporation Code and the acts amendatory thereof and supplemental thereto) hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is:

                              MESA HOLDINGS, INC.

     SECOND: The name and street address of the registered agent of the Corporation in the State of Nevada is Beckley, Singleton, Jemison & List, Chartered, 530 Las Vegas Boulevard South, Las Vegas, Nevada 89101.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.


     FOURTH: The Corporation is authorized to issue two classes of shares of capital stock designated as "Common Stock" and "Preferred Stock." The total number of shares of voting Common Stock which the Corporation shall have authority to issue is Seventy-Five Million (75,000,000) shares, with no par value. Each share of Common Stock issued and outstanding shall be entitled to one vote. The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Two Million (2,000,000) shares, with no par value. The Board of Directors may divide the shares of Preferred Stock into classes or series and shall, by resolution, fix and determine the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series. The Board of Directors shall have the right to create and issue, whether or not in connection with the issuance and sale of any of its shares or other securities, rights or options entitling the holders thereof to purchase from the Corporation shares of its Common or Preferred Stock upon such terms, at such times and at such prices as the Board of Directors may determine.


     FIFTH: The name and the mailing address of the incorporator is as follows:

                            Paul R. Madden
                            Chapman and Cutler
                            Two North Central Avenue
                            Suite 1100
                            Phoenix, Arizona 85004

     SIXTH: The members of the governing board shall be styled "directors." The first Board of Directors shall consist of seven directors. The name and address of the members of the first Board of Directors who shall serve until the first annual meeting of Shareholders are:



        NAME                    MAILING ADDRESS
---------------------    -----------------------------
Larry L. Risley          2325 E. 30th Street
                         Farmington, New Mexico 87401

E. Janie Risley          2325 E. 30th Street
                         Farmington, New Mexico 87401

J. Clark Stevens         2325 E. 30th Street
                         Farmington, New Mexico 87401

Jack Braly               78805 Pina Street
                         LaQuinta, California 92253

        NAME                    MAILING ADDRESS
---------------------    -----------------------------
Blaine M. Jones          3405 N. Ridge Court
                         Farmington, New Mexico 87401
George W. Pennington     401 W. Broadway
                         Bloomfield, New Mexico 87413
Richard C. Poe           6501 Montana Avenue
                         El Paso, Texas 79925


Thereafter, the number of persons to serve on the Board of Directors, their terms of office and the manner of their election shall be fixed in the manner provided in the Bylaws.

     SEVENTH: To the fullest extent allowable under the Nevada Revised Statutes, no director or officer shall have personal liability to the Corporation or its shareholders, or to any other person or entity, for monetary damages for breach of his fiduciary duty as a director, except where there has been:

          (a) acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or

          (b) authorization of the unlawful payment of a dividend or other distribution on the Corporation's capital stock, or the unlawful purchase of its capital stock.


     EIGHTH: The Corporation may, to the fullest extent permitted by the provisions of Section 78.751 of the Corporation Code of the Nevada Revised Statutes as the same may be amended and supplemented, indemnify all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.



Dated this      day of             , 1996.



                                          By


                                            ------------------------------------
                                            Its Incorporator
---------------------------------------------------------
STATE OF ARIZONA
County of Maricopa


     The foregoing instrument was acknowledged before me this    day of
            , 1996, by Paul R. Madden.


                                          --------------------------------------
                                          Notary Public

  My Commission Expires:

------------------------------------

                              ss.

                                                                    APPENDIX "C"

                                     BYLAWS
                                       OF
                              MESA HOLDINGS, INC.

                                   ARTICLE I

                           OFFICES AND CORPORATE SEAL

     1.1 Offices. The registered office of the corporation in the State of Nevada shall be located at 530 Las Vegas Boulevard South, Las Vegas, Nevada 89101. The corporation may conduct business and may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the corporation may from time to time require.

     1.2 Corporate Seal. A corporate seal is not required on any instrument executed for the corporation. If a corporate seal is used, it shall be either a circle having on its circumference "Mesa Holding, Inc.," and in the center "Incorporated 1996 Nevada," or a circle having on its circumference the words "Corporate Seal."

                                   ARTICLE II

                                  SHAREHOLDERS

     2.1 Annual Meeting. The annual meeting of the shareholders shall be held on March 15 of each year, beginning with the year 1996, at 10:00 o'clock a.m., or at such other time or on such other day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

     2.2 Special Meetings. The Chairman of the Board may and the Chairman of the Board or the Secretary shall, on written request of two members of the Board of Directors or of shareholders owning not less than 50 percent of the outstanding voting shares of the corporation, call special meetings of the shareholders, for any purpose or purposes unless otherwise prescribed by statute. The written request and the notice of the special meeting shall state the purposes of the meeting and the business transacted at the meeting shall be limited to the purposes stated in the notice.

     2.3 Place of Meeting. The Board of Directors and the Chairman of the Board or the Secretary shall fix the time and place of all meetings of shareholders.

     2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at this address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     2.5 Fixing Date for Determination of Shareholders of Record. To determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to express written consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors of the corporation may fix, in advance, a record date which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days nor less than 10 days prior to any other action.

     2.6 Shareholder List. The officer or agent having charge of the stock transfer books shall prepare, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each shareholder of record.

     2.7 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. All shares represented and entitled to vote on any single subject matter which may be brought before the meeting shall be counted for the purposes of a quorum. Only those shares entitled to vote on a particular subject matter shall be counted for the purposes of voting on that subject matter. Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless otherwise required by law, the affirmative vote of the majority of shares represented at the meeting and entitled to vote on a subject matter shall constitute the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present and, provided further, that the affirmative vote of the majority of the shares then present is sufficient in all cases to adjourn the meeting.

     2.8 Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy, but in no event shall the proxy be valid for greater than seven years. Subject to these restrictions, any proxy properly created is not revoked and continues in full force and effect until another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the Secretary.

     2.9 Voting Rights. Unless otherwise provided in the Articles of Incorporation or by the Nevada Revised Statutes, each outstanding share of capital stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected for whose election he has a right to vote. Cumulative voting shall not be permitted. The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

                                  ARTICLE III

                               BOARD OF DIRECTORS

     3.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of Nevada.


     3.2 Number, Tenure and Qualifications. The Board of Directors shall consist of seven directors. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal. Directors need not be residents of the State of Nevada or shareholders of the corporation.


     3.3 Annual Meetings. The Board of Directors shall hold its annual meeting immediately following the annual meeting of shareholders at the place announced at the annual meeting of shareholders. No notice is necessary to hold the annual meeting, provided a quorum is present. If a quorum is not present, the annual meeting shall be held at the next regular meeting or as a special meeting.

     3.4 Regular Meetings. The Board of Directors may hold regular meetings without notice at the times and places determined by the Board of Directors.

     3.5 Special Meetings. The Chairman of the Board or Secretary may, and on written request of two directors shall, call special meetings of the Board of directors on not less than two days' notice to each director personally or by telegram or telephone, or on not less than five days' notice to each director by mail.

     3.6 Telephonic Meetings. Regular or special meetings of the Board of Directors may be held at any place within or without State of Nevada and may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, their participation in such a meeting to constitute presence in person.

     3.7 Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice unless the director objects at the commencement of the meeting that the meeting is not lawfully called or convened. Any director may waive notice of any meeting by executing a written waiver of notice.

     3.8 Quorum. A majority of the directors then serving shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is present, unless otherwise provided by the Nevada Revised Statutes, these Bylaws or the Articles of Incorporation, shall be the act of the Board of Directors.

     3.9 Newly Created Directorships. The Board of Directors may increase the number of directors by a majority vote. Newly created directorships resulting from an increase in the number of directors may be filled by a majority vote of the directors then in office. The term of any newly created directorship shall be determined by the Board of Directors.

     3.10 Removal of Directors. At a meeting of shareholders called expressly for that purpose and by a vote of the holders of not less than two-thirds of the shares then entitled to vote at an election of the directors, any director or the entire Board of Directors may be removed, with or without cause.

     3.11 Vacancies. Directors shall be elected to fill any vacancy by a majority vote of the remaining directors, though not less than a quorum, or by a sole remaining director. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her successor.

     3.12 Committees of the Board. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by the Nevada Revised Statutes, shall have and may exercise all the authority of the Board. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. No committee shall have the power or authority to amend the Articles of Incorporation or Bylaws; adopt a plan of merger or consolidation, recommend to the shareholders the sale, lease, or other disposition of all or substantially all the property and assets of its business, or recommend to the shareholders a voluntary dissolution of the corporation. Each committee shall keep regular minutes of its meetings.

     3.13 Action without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all directors consent thereto in writing. Such consent shall have the same effect as a unanimous vote. The writing or writings shall be filed with the minutes of the Board of Directors.

     3.14 Compensation. The corporation may pay, or reimburse the directors for, the expenses of attendance at each meeting of the Board of Directors. The corporation may pay the directors a fixed sum for attendance at each meeting of the Board of Directors and a stated salary as director or directors may be granted stock options or a combination thereof. The Board of Directors shall establish and set forth in its minutes the amount or rate of compensation of directors.

     3.15 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation within three business days after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE IV

                                    OFFICERS

     4.1 Number. The officers of the corporation shall be a Chairman of the Board, a President, a Secretary, a Chief Financial Officer, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers, assistant officers and agents as deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

     4.2 Tenure and Duties of Officers. The officers of the corporation to be appointed by the Board of Directors at the annual meeting of the Board of Directors. Officers shall hold office at the pleasure of the Board and shall exercise the power and perform the duties determined from time to time by the Board of Directors until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4.4 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the directors and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the directors from time to time. Unless otherwise ordered by the Board of Directors, the Chairman of the Board shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meeting of security holders of other corporations in which the corporation may hold securities. At such meeting, the Chairman of the Board shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The Board of Directors from time to time may confer similar powers upon any other person or persons.

     4.5 President. In the absence of the Chairman of the Board or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman of the Board, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.

     4.6 Vice Presidents. There shall be as many vice presidents as the Board of Directors chooses to appoint. Vice Presidents shall perform the duties assigned to them by the Board of Directors of the Chairman of the Board or the President. Any one of the vice Presidents, as authorized by the Board of Directors, shall have all the powers and perform all the duties of President if the President is temporarily absent or unable to act.

     4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and the shareholders and shall keep the minutes of the shareholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, have charge of the corporate records, books, and accounts, and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the stock transfer books of the corporation, sign with the Chairman of the Board certificates for shares of the corporation, and in general perform all duties incident to the office of Secretary, and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

     4.8 Chief Financial Officer/Treasurer. The Chief Financial Officer/Treasurer shall be the chief financial officer of the Corporation. If required by the Board of Directors, the Chief Financial Of-ficer/Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors and in general perform all of the duties incident to the office of Chief Financial Officer/Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board or by the directors.

                                   ARTICLE V

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     5.1 Certificates for Shares.

          5.1.1 Certificates representing the shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or President and by the Secretary or an Assistant Secretary of the corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. No certificate shall be issued for any share until such share is fully paid.

          5.1.2 If the corporation is authorized to issue shares of more than one class, every certificate representing shares issued by the corporation shall set forth or summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, together with the variations in the relative rights and preferences between the various shares.

          5.1.3 Each certificate representing shares shall state upon the face thereof (i) that the corporation is organized under the laws of the State of Nevada, (ii) the name of the person to whom issued, (iii) the number, class and designation of the series, if any, which the certificate represents, and (iv) the par value of each share represented by the certificate or a statement that the shares are without par value; and the
     (v) date of issue.

          5.1.4 Any restriction on the right to transfer shares and any reservation of lien on the shares shall be noted on the face or the back of the certificate by providing (i) a statement of the terms of such restriction or reservation, (ii) a summary of the terms of such restriction or reservation and a statement that the corporation will mail to the shareholder a copy of such restrictions or reservations without charge within five (5) days after receipt of written notice therefor, (iii) if the restriction or reservation is contained in the Articles of Incorporation or Bylaws of the corporation, or in an instrument in writing to which the corporation is a party, a statement of that effect and a statement that the corporation will mail to the shareholder a copy of such restriction or reservation without charge within five days after receipt of written request therefor, or (iv) if each such restriction or reservation is contained in an instrument in writing to which the corporation is not a party, a statement to that effect.

          5.1.5 Each certificate for shares shall be consecutively numbered or otherwise identified.

     5.2 Transfers of Shares.

          5.2.1 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

          5.2.2 The corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

     5.3 Lost, Destroyed, Mutilated, or Stolen Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction, mutilation, or theft of the certificate therefor, and the Board of Directors, may, in its discretion, cause a new certificate or certificates to be issued to him, in case of mutilation of the certificate, upon the surrender of the mutilated certificate, or, in case of loss, destruction, or theft of the certificate, upon a satisfactory proof of such loss, destruction, or theft, and, if the Board of Directors shall so determine, the submission of a properly executed lost security affidavit and indemnity agreement, or the deposit of a bond in such form and in such sum, and with such surety or sureties, as the Board may direct.

                                   ARTICLE VI

                                INDEMNIFICATION


     6.1 Indemnification. The corporation shall have the authority to indemnify and advance expenses to such persons and in such manner as set forth in the Articles of Incorporation.


     6.2 Insurance. The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     6.3 Right to Amend Indemnification Provisions. The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to the full extent permitted by the General Corporation Law of the State of Nevada.

                                  ARTICLE VII

                        REPEAL, ALTERATION OR AMENDMENT

     These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a vote of the majority of the Board of Directors.

                                  CERTIFICATE

     I, Gary E. Risley, the duly elected, qualified and acting Secretary of Mesa Holdings, Inc., a Nevada corporation, do hereby certify that the above and foregoing are the Bylaws of this corporation duly and regularly adopted by the Board of Directors.

     IN WITNESS WHEREOF, I have hereunto set my hand this      day of March,
1996.

                                          --------------------------------------
                                          Secretary

                                                                    APPENDIX "D"



           SECTION 53-15-4 OF THE NEW MEXICO BUSINESS CORPORATION ACT



53-15-4. RIGHTS OF DISSENTING SHAREHOLDERS.



     A. Any shareholder electing to exercise his right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. If the proposed corporate action is approved by the required vote and the shareholder has not voted in favor thereof, the shareholder may, within ten days after the date on which the vote was taken or if a corporation is to be merged without a vote of its shareholders into another corporation any of its shareholders may, within twenty-five days after the plan of the merger has been mailed to the shareholders, make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, domestic or foreign, for payment of the fair value of the shareholder's shares, and, if the proposed corporate action is effected, the corporation shall pay to the shareholder, upon the determination of the fair value, by agreement or judgment as provided herein, and, in the case of shares represented by certificates, the surrender of such certificates the fair value thereof as of the day prior to the date on which the vote was taken approving the proposed corporate action, excluding any appreciation or depreciation in anticipation of the corporate action. Any shareholder failing to make demand within the prescribed ten-day or twenty-five-day period shall be bound by the terms of the proposed corporate action. Any shareholder making such demand shall thereafter be entitled only to payment as in this section provided and shall not be entitled to vote or to exercise any other rights of a shareholder.



     B. No such demand may be withdrawn unless the corporation consents thereto. If, however, the demand is withdrawn upon consent, or if the proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect the action, or if, in the case of a merger, on the date of the filing of the articles of merger the surviving corporation is the owner of all the outstanding shares of the other corporation, domestic and foreign, that are parties to the merger, or if no demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section, or if a court of competent jurisdiction determines that the shareholder is not entitled to the relief provided by this section, then the right of the shareholder to be paid the fair value of his shares ceases and his status as a shareholder shall be restored, without prejudice, to any corporate proceedings which may have been taken during the interim.



     C. Within ten days after such corporate action is effected, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, domestic or foreign, shall give written notice thereof to each dissenting shareholder who has made demand as provided in this section and shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by the corporation to be the fair value thereof. The notice and offer shall be accompanied by a balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than twelve months prior to the making of the offer, and a profit and loss statement of the corporation for the twelve-months' period ended on the date of the balance sheet.



     D. If within thirty days after the date on which the corporate action was effected the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made within ninety days after the date on which the corporate action was effected, and, in the case of shares represented by certificates, upon surrender of the certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares.



     E. If, within the period of thirty days, a dissenting shareholder and the corporation do not so agree, then the corporation, within thirty days after receipt of written demand from any dissenting shareholder, given within sixty days after the date on which corporate action was effected, shall, or at its election at any time within the period of sixty days may, file a petition in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located praying that the fair value of the shares be found and determined. If, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in this state, the petition shall be filed in the county where the registered office of the domestic corporation was last located. If the corporation fails to institute the proceeding as provided in this section, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders, wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. A copy of the petition shall be served on each dissenting shareholder who is a resident of this state and shall be served by registered or certified mail on each dissenting shareholder who is a nonresident. Service on nonresidents shall also be made by publication as provided by law. The jurisdiction of the court shall be plenary and exclusive. All shareholders who are parties to the proceeding shall be entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as specified in the order of their appointment or on an amendment thereof. The judgment shall be payable to the holders of uncertificated shares immediately, but to the holders of shares represented by certificates only upon and concurrently with the surrender to the corporation of certificates. Upon payment of the judgment, the dissenting shareholder ceases to have any interest in the shares.



     F. The judgment shall include an allowance for interest at such rate as the court may find to be fair and equitable, in all the circumstances, from the date on which the vote was taken on the proposed corporate action to the date of payment.



     G. The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of the costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding to whom the corporation made an offer to pay for the shares if the court finds that the action of the shareholders in failing to accept the offer was arbitrary or vexatious or not in good faith. Such expenses include reasonable compensation for and reasonable expenses of the appraisers, but exclude the fees and expenses of counsel for and experts employed by any party; but if the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay therefor, or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any expert employed by the shareholder in the proceeding, together with reasonable fees of legal counsel.



     H. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty days after demanding payment for his shares, each holder of shares represented by certificates demanding payment shall submit the certificates to the corporation for notation thereon that such demand has been made. His failure to do so shall, at the option of the corporation, terminate his rights under this section unless a court of competent jurisdiction, for good and sufficient cause shown, otherwise directs. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made is [are] transferred, any new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of the shares, and a transferee of the shares acquires by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.



     I. Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this section provided, may be held and disposed of by the corporation as in the case of other treasury shares, except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

                                                                    APPENDIX "E"


                              MESA AIR GROUP, INC.
                           EMPLOYEE STOCK OPTION PLAN

1. PURPOSE OF THE PLAN; TYPE OF PLAN

     (a) Attract and Retain Key Employees. The purpose of the Mesa Air Group, Inc. Employee Stock Option Plan (the "Plan") is to attract and retain key employees who are and will be responsible for the growth and success of Mesa Air Group, Inc., a New Mexico corporation (the "Company"), and its subsidiaries. The term "subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, as defined below, each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Employee" includes individuals employed by the Company or any of its subsidiaries.

     (b) Incentive Stock Options. Some one or more of the options granted under the Plan may be intended to qualify as an "incentive stock option" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and any grant of such an option shall clearly specify that such option is intended to so qualify. If no such specification is made, an option granted hereunder shall be intended to not qualify as an "incentive stock option."

     (c) Exemption from Short-Swing Liability. Options granted to Officers or Directors of the Company ("Insiders") pursuant to this Plan shall be exempt from
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Regulation sec.240.16(b)-3 adopted under the Exchange Act which was enacted on May 1, 1991.

     (d) Formula Plan. This Plan may be administered by the Board of Directors of the Company (the "Board") or by any person or persons chosen by a majority of the Board. Grants or awards made pursuant to this Plan are to be made pursuant to the formula set forth in Section 3 (the "Formula") which may be adjusted for non-Insiders at the sole discretion of the Compensation Committee. The Formula is intended to qualify under Regulation 240.16b-3(c)(2)(ii) of the Exchange Act, thereby alleviating the necessity for disinterested administration of the Plan required by Regulation 240.16b-3(c)(2)(i).

2. STOCK AND MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN


     (a) Description of Stock and Maximum Shares Allocated. The stock subject to the provisions of this Plan and issuable upon exercise of the Options are shares of the Company's Common Stock, no par value, which may be either unissued or treasury shares, as the Board may from time to time determine. Subject to adjustment as provided in Section 6, the aggregate number of shares of Common Stock covered by the Plan issuable upon exercise of all Options shall be (10,000,000) Shares, which shares shall be reserved for use upon the exercise of the Options. The shares available for Options and all other shares of Common Stock of the Company shall be referred to as the "Shares".


     (b) Restoration of Unpurchased Shares. If an Option expires or terminates for any reason prior to the exercise in full before the term of the Plan expires, the Shares subject to, but not issued under, such Option shall again be available for other Options hereafter granted.

3. FORMULA AND OPERATION OF THE PLAN


     (a) Eligible Persons. Options shall automatically be granted to the Insiders listed on Schedule "A" in the amounts provided in Section 3(b). Unless otherwise directed by the Compensation Committee, Options shall be granted to the persons who fill each of the positions listed on Schedule "A" attached hereto (all parties listed on Schedule "A" shall be referred to herein as "Key Employees").

     (b) Date of Grants; Allotment. Adjustment.

          (1) Options shall be granted to each Key Employee of the Company on June 28, 1995 and on April 1 of each year thereafter according to the amounts set forth on Schedule "B" attached hereto. If a Key Employee is employed by the Company after June 28, 1995, Key Employee shall, upon the first day of employment, be granted a pro rata portion of the Options as set forth in the column labeled "April 1, 1996 and Following Years" shown on Schedule "B" (collectively, the "Pro Rata Options") and Options shall be granted to such Key Employee on each succeeding April 1 in the amounts set forth in Schedule "B." The amount of Pro Rata Options to be granted to each Key Employee shall be calculated by dividing the number of days prior to April 1 by the number of days in the calendar year and multiplying the quotient by the number of Options listed in Schedule "B" to be allotted to that Key Employee.

          (2) Notwithstanding any language to the contrary contained herein, other than Options granted to Insiders pursuant to Section 3(b)(1) above, the Compensation Committee shall have full and complete discretion to decrease the amount of Options allocated to Key Employees from the amount set forth in Schedule "B" and such amounts are set forth only as maximum allocations permitted by the Plan.


     (c) Price. The Option price per Share shall not be less than the fair market value of the Shares, as defined below, on the Grant Date.



     (d) Fair Market Value.

          (1) If the options granted are intended to qualify as incentive stock options, the fair market value of a Share on any particular day shall be determined as follows:



             (a) If the Shares are listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;



             (b) If the Shares are not then listed or admitted to trading on any securities exchange, the fair market value shall be the average sales price on such day or, if no sale takes place on such day, the average of the reported closing bid and asked price on such date, in the over-the-counter market as furnished by the National Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or



             (c) If the Shares are not then listed or admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation
        Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.



          (2) If the Options granted are intended to not qualify as incentive stock options, the fair market value of a Share on any particular day shall be determined as follows:



             (a) If the Shares are listed or admitted to trading on any securities exchange, the fair market value shall be the low sales price on such day on the New York Stock Exchange, or if the Shares have not been listed or admitted to trading on the New York Stock Exchange, on such other securities exchange on which such stock is then listed or admitted to trading, or if no sale takes place on such day on any such exchange, the average of the closing bid and asked price on such day as officially quoted on any such exchange;



             (b) If the Shares are not then listed or admitted to trading on any securities exchange, the fair market value shall be the low sales price on such day or, if no sale takes place on such day, the low closing bid price on such date, in the over-the-counter market as furnished by the National Association of Securities Dealers Automated Quotation ("NASDAQ"), or if NASDAQ at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Board; or

             (c) If the Shares are not then listed or admitted to trading in the over-the-counter market, the fair market value shall be the amount determined by the Board in a manner consistent with Treasury Regulation
        Section 20-2031-2 promulgated under the Code or in such other manner prescribed by the Secretary of the Treasury or the Internal Revenue Service.


     (e) Duration of Plan. The term of the Plan, unless previously terminated by the Board, is ten years or August 1, 2005. No Option shall be granted under the Plan unless granted within ten years after the adoption of the Plan by the Board, but Options outstanding on that date shall not be terminated or otherwise affected by virtue of the Plan's expiration.

     (f) Vesting of the Options and Pro Rata Options. One-third of the total Options granted on a Grant Date shall vest on the first anniversary date after the Grant Date; one-third of the total Options granted on a Grant Date shall vest on the second anniversary date after the Grant Date; and the remaining one-third of the total Options granted on a Grant Date shall vest on the third anniversary date after the Grant Date. One-third of the total Pro Rata Options shall vest on the first April 1 after their Grant Date (the "Initial Vesting Date"); one-third of the total Pro Rata Options shall vest on the first anniversary date after the Initial Vesting Date; and the remaining one-third of the total Pro Rata Options shall vest on the second anniversary date after the Initial Vesting Date. However, Pro Rata Options granted to Insiders on or after October 1 and prior to April 1 in any year shall not vest until the second April 1 following the Grant Date at which time two-thirds of the total Pro Rata Options shall vest and the remaining one-third of the total Pro Rata Options shall vest on the first anniversary date thereafter.

     NOTWITHSTANDING ANY LANGUAGE TO THE CONTRARY, OPTIONS GRANTED TO THE KEY EMPLOYEES SHALL NOT BECOME EXERCISABLE UNTIL SHAREHOLDER APPROVAL AS REQUIRED BY
SECTION 4(a) OF THE PLAN HAS BEEN OBTAINED; AND OPTIONS GRANTED TO INSIDERS SHALL NOT BECOME EXERCISABLE UNTIL (i) A MINIMUM OF SIX (6) MONTHS HAS PASSED FROM THE DATE OF SHAREHOLDER APPROVAL, OR (ii) A MINIMUM OF ONE (1) YEAR HAS PASSED FROM THE GRANT DATE, WHICHEVER OCCURS LATER.


4. TERMS AND CONDITIONS OF OPTIONS


     (a) Approval by Shareholders. The Plan shall be submitted to the shareholders of the Company for their approval at their regular meeting to be held within twelve (12) months after the adoption of the Plan by the Board. Shareholder approval shall be evidenced by the affirmative vote of the holders of a majority of the Shares of Common Stock present in person or by proxy and voting at the meeting. If the shareholders decline to approve the Plan at such meeting or if the Plan is not approved by the shareholders within twelve (12) months after its adoption by the Board, the Plan and all Options and rights granted hereunder shall automatically terminate to the same extent and with the same effect as though the Plan had never been adopted.

     (b) Amendments to Plan. The approval of the shareholders of the Company shall be required to (i) increase the aggregate number of shares of Common Stock subject to the Plan; (ii) change the class of persons eligible to receive Options; (iii) modify the period within which Options may be granted, the exercise price or the terms upon which Options may be exercised, or (iv) increase the material benefits accruing to participants under the Plan. (Collectively, each of these changes in the Plan are referred to herein as "Material Amendments.") Notwithstanding any other terms contained herein to the contrary, no Material Amendments shall be made to the Plan more than one time in any given one year period. The Board, however, may suspend or terminate the Plan at any time.

     (c) Individual Agreements. Options granted under the Plan shall be evidenced by agreements in such form as the Board from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan.

     (d) Required Provisions. Each agreement shall state (i) the total number of shares to which it pertains, (ii) the exercise price for the shares covered by the option, (iii) the time at which the option becomes exercisable, (iv) the scheduled expiration date of the option, (v) the vesting period(s) for such options, and (vi) the timing and conditions of issuance of any stock option exercise.

     (e) No Fractional Shares. Options shall be granted and exercisable only for whole shares; no fractional shares will be issuable upon exercise of any Option granted under the Plan. Fractional Options shall be rounded down to the nearest whole share number.

     (f) Method of Exercising Options. Options shall be exercised by written notice to the Company, addressed to the Company at its principal place of business. Such notice shall state the election to exercise the option and the number of shares with respect to which it is being exercised, and shall be signed by the person exercising the option. Such notice shall be accompanied by payment in full of the exercise price for the number of Shares being purchased. Payment may be made in cash or by bank cashier's check or by tendering duly endorsed certificates for shares of the Company's Common Stock then owned by the optionholder. The Company shall deliver a certificate or certificates representing the Option Shares to the purchaser as soon as practicable after payment for those Shares has been received. If an Option is exercised by any person other than the optionholder, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that are purchased and paid for in full upon the exercise of an Option shall be fully paid and non-assessable. The Board may determine that payment upon the exercise of an Option may be made with Shares owned by the Key Employee having a fair market value on the exercise date equivalent to the amount of payment, or any combination of cash and such Shares equal to such amount.

     (g) No Rights of a Shareholder. An optionholder shall have no rights as a shareholder with respect to shares covered by an Option. No adjustment will be made for cash dividends for which the record date is prior to the date a stock certificate is issued upon exercise of an Option. Upon such exercise of an Option, the holder of the Shares of Common Stock so received shall have all the rights of a shareholder of the Company as of the date of issuance.


5. TERMINATION OF EMPLOYMENT; ASSIGNABILITY; DEATH


     (a) Termination of Employment. If any optionholder ceases to be an employee of the Company other than for Retirement (as such is defined in Section 5(b)), death, disability or discharge for cause, such holder (or his successors in the case of the holder's death after the termination of employment) may, within three months after the date of termination, but in no event after the stated expiration date, purchase some or all of the Shares with respect to which such optionholder was entitled to exercise such Option on the date employment terminated; provided, that (i) if the holder's employment is terminated for dishonesty or other acts detrimental to the Company's interests or for the holder's breach of any employment, confidentiality or other contract or agreement with the Company, or (ii) if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the Option shall thereafter be void for all purposes.


     (b) Retirement. If any optionholder (i) ceases to be an employee of the Company other than by reason of death, disability or discharge for cause; and
(ii) has been continuously employed by the Company for five or more years; and is (iii) over fifty-nine and one-half (59 1/2) years of age (collectively referred to as "Retirement"), all of the options which have been granted to such optionholder prior to Retirement shall vest thirty (30) days after Retirement (the "Vested Options"). Such holder (or his successors in the case of the holder's death after Retirement) may, within three months after the date of Retirement or prior to the stated expiration date, whichever first occurs, purchase some or all of the Shares which such optionholder was entitled to exercise; provided, that (i) if the holder's employment is terminated for dishonesty or other acts detrimental to the Company's interests or for the holder's breach of any employment, confidentiality or other contract or agreement with the Company, or (ii) if after employment is terminated, the holder commits acts detrimental to the Company's interests, then the Option shall thereafter be void for all purposes.


     (c) Assignability. No Option or the privileges conferred thereby shall be assignable or transferable by a holder other than by will or the laws of descent and distribution.

     (d) Disability. If the optionholder is removed as an employee due to disability, the optionholder may exercise the Options, in whole or in part, to the extent they were exercisable on the date when the optionholder's employment terminated, at any time prior to the expiration date of the Options or within one year of the date of removal, whichever is earlier.

     (e) Discharge for Cause. If an optionholder is removed as an employee of the Company for cause, the Options shall terminate upon receipt by the optionholder of a notice of such removal or on the effective date of the removal, whichever is earlier. The Board shall have the right to determine whether the optionholder has been discharged for cause for purposes of the Plan and the date of such discharge.

     (f) Death of Holder. If optionholder dies while serving as an employee, an Option shall be exercisable until the stated expiration date thereof by the person or persons ("successors") to whom the holder's rights pass under will or by the laws of descent and distribution, but only to the extent that the holder was entitled to exercise the Option at the date of death. An Option may be exercised (and payment of the option price made in full) by the successors only after written notice to the Company, specifying the number of shares to be purchased. Such notice shall comply with the provisions of Section 4(e).

6. CERTAIN ADJUSTMENTS

     (a) Capital Adjustments. Except as limited by Section 422 of the Code, the aggregate number of Shares subject to the Plan, the number of Shares covered by outstanding Options, and the price per share stated in such Options shall be proportionately adjusted for any increase or decrease in the number of outstanding Shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or any other capital adjustment or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt by the Company of consideration therefor in money, services or property.

     (b) Mergers, Etc. Except as limited by the provisions of Section 422 of the Code, if the Company is the surviving corporation in any merger or consolidation, any Option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled. A dissolution or liquidation of the Company shall cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board. A merger or consolidation in which the Company is not the surviving corporation shall also cause every Option outstanding hereunder to terminate, unless specifically provided otherwise by the Board, but each holder shall have the right immediately prior to a merger or consolidation in which the Company is not the surviving corporation, to exercise such Option in whole or in part without regard to whether such Options have vested.

7. COMPLIANCE WITH LEGAL REQUIREMENTS


     (a) For Investment Only. If, at the time of exercise of this option, there is not in effect as to the Option Shares being purchased a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively the "1933 Act"), then the exercise of this option shall be effective only upon receipt by the Company from the Key Employee (or his legal representatives or heirs) of a written representation that the Option Shares are being purchased for investment and not for distribution.



     (b) Registration Statement Preparation. The Key Employee hereby agrees to supply the Company with such information and to cooperate with the Company, as the Company may reasonably request, in connection with the preparation and filing of the registration statements and amendments thereto under the Securities Act of 1933 and applicable state statutes and regulations applicable to the Option Shares. The Company shall not be liable for failure to issue any such Option Shares where such opinion of counsel cannot be obtained within the period specified for the exercise of the option, or where such registration is required in the opinion of counsel. If shares of Common Stock of the Company are, at the time of the exercise of this option, listed upon a securities exchange, the exercise of this option shall be contingent upon completion of the necessary steps to list the Option Shares being purchased upon such securities exchange.



     (c) Additional Restrictions on Option Exercise. Key Employee may only exercise Options during the period commencing three days following the release for publication of quarterly or annual financial information regarding the Company and ending two weeks prior to the end of the then current fiscal quarter of the Company (the "Release Period").



     A "release for publication" shall be deemed to be satisfied if the specified financial data appears:



          (1) On a wire service;

          (2) A financial news service;

          (3) In a newspaper of general circulation; or

          (4) Is otherwise made publicly available.



     Notwithstanding any provision to the contrary contained herein, a Key Employee may exercise Options only so long as such exercise does not violate the law or any rule or regulation adopted by the appropriate governmental authority.


8. MISCELLANEOUS

     (a) No Funding. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure any payment under the Plan.

     (b) New Mexico Law. The Plan and the Options shall be governed by the laws of the State of New Mexico.

     (c) Modification of Grant, Vesting Date. Should April 1 in any given year fall on a day on which trading in the Shares is closed, the action which would have taken place on April 1 shall be delayed until the first day after April 1 that trading in the Shares commences.


     (d) Withholding of Taxes. The Company shall have the right to deduct from any other compensation of the Grantee any federal, state or local income taxes (including FICA) required by law to be withheld with respect to the granting or exercise of any Options.



     DATED as of the 1st day of December, 1995 and effective as of June 28, 1995.


                                          MESA AIR GROUP, INC.

                                          By:

                                            ------------------------------------

                                            C. Stephen Jackson


                                            Chief Financial Officer


ATTESTED BY:

By:

    --------------------------------------------------------

    Secretary

                                  SCHEDULE "A"



                    Larry L. Risley, Chief Executive Officer


                    Clark Stephens, Chief Operating Officer


                  C. Stephen Jackson, Chief Financial Officer


                      Gary L. Risley, Chief Legal Officer

                                  SCHEDULE "B"


                                                                                APRIL 1, 1996
                                                                                     AND
                                                            JUNE 28, 1995      FOLLOWING YEARS
                           POSITION                         OPTION AMOUNTS      OPTION AMOUNTS
    ------------------------------------------------------  --------------     ----------------
    MESA AIR GROUP, INC.:
    Chief Executive Officer...............................      300,000             150,000
    Chief Operating Officer...............................      160,000              80,000
    Chief Financial Officer...............................      100,000              50,000
    Chief Legal Officer...................................      100,000              50,000
    Vice President Operations.............................       50,000              25,000
    Vice President Safety.................................       50,000              25,000
    Vice President Maintenance............................       50,000              25,000
    Vice President Planning/Pricing.......................       20,000              10,000
    Vice President Corporate Communications...............       20,000              10,000
    Corporate Controller..................................       10,000               5,000
    Director, Information Systems.........................       10,000               5,000
    Tax Manager...........................................        5,000               2,500
    Director, Corporate Accounting........................        5,000               2,500
    Director, Revenue Accounting..........................        5,000               2,500
    Corporate Accountant..................................        5,000               2,500
    Special Projects Manager..............................        5,000               2,500
    Manager, Planning/Pricing.............................        5,000               2,500
    >$150 MILLION DIVISION/SUBSIDIARY:
    President.............................................                           40,000
    Vice President........................................                           10,000
    Controller............................................                            2,500
    $100 MILLION DIVISION/SUBSIDIARY:
    President.............................................                           25,000
    Vice President........................................                            7,500
    Controller............................................                            2,500
    <$100 MILLION DIVISION/SUBSIDIARY:
    President.............................................                           20,000
    Vice President........................................                            5,000
    Controller............................................                            2,500

                                  SCHEDULE "C"


                             KEY EMPLOYEE POSITIONS

                             MESA AIR GROUP, INC.:

                            Chief Executive Officer
                            Chief Operating Officer
                            Chief Financial Officer
                              Chief Legal Officer
                       Vice President Airline Operations
                             Vice President Safety
                           Vice President Maintenance
                        Vice President Planning/Pricing
                    Vice President Corporate Communications
                              Corporate Controller
                         Director, Information Systems
                                  Tax Manager
                         Director, Corporate Accounting
                     Director, Revenue Accounting (Vacant)
                              Corporate Accountant
                            Special Projects Manager
                           Manager, Planning/Pricing

                       >$150 MILLION DIVISION/SUBSIDIARY:

                                   President
                                 Vice President
                                   Controller

                       $100 MILLION DIVISION/SUBSIDIARY:

                                   President
                                 Vice President
                                   Controller

                       <$100 MILLION DIVISION/SUBSIDIARY:

                                   President
                                 Vice President
                                   Controller

                                     PROXY
                              MESA AIR GROUP, INC.

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE

                 ANNUAL MEETING OF SHAREHOLDERS, MARCH 29, 1996



    The undersigned hereby appoints Larry L. Risley and Gary E. Risley as proxies with full power of substitution to represent the undersigned and to vote all shares of Common Stock of Mesa Air Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on March 29, 1996 or any adjournments thereof.


1. Election of seven Directors to serve until the next annual Meeting of Shareholders and until their successors are elected and shall duly qualify:

                                                    WITHHOLD
                              FOR       AGAINST    AUTHORITY
                           ----------  ----------  ----------
    Larry L. Risley
                             --------    --------    --------
    E. Janie Risley
                             --------    --------    --------
    Blaine M. Jones
                             --------    --------    --------
    George W. Pennington

                                                    WITHHOLD
                              FOR       AGAINST    AUTHORITY
                           ----------  ----------  ----------
                             --------    --------    --------
    Richard C. Poe
                             --------    --------    --------
    Jack Braly
                             --------    --------    --------
    J. Clark Stevens
                             --------    --------    --------

2. PROPOSAL to approve and adopt the Agreement and Plan of Merger between the Company and Mesa Holdings, Inc.

    FOR                    AGAINST                    ABSTAIN

3. PROPOSAL to approve the Company's Omnibus Plan.

    FOR                    AGAINST                    ABSTAIN

4. PROPOSAL to ratify the selection of KPMG Peat Marwick LLP as independent auditors for fiscal 1996.

    FOR                    AGAINST                    ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES TO THE BOARD OF DIRECTORS AND FOR THE ADOPTION OF PROPOSALS 2, 3 AND 4.

   MESA'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2 TO MERGE THE COMPANY WITH MESA HOLDINGS, INC., "FOR" PROPOSAL 3 TO APPROVE THE COMPANY'S OMNIBUS PLAN AND "FOR" PROPOSAL 4 TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR FISCAL 1996.

Please sign exactly as name appears on the mailing label. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                             Dated:
                                             -----------------------------------

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature, if held jointly

                                             (If a corporation, please sign in
                                             full corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in the
                                             partnership name by an authorized
                                             person.)
  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED
                                   ENVELOPE.

                   [STATIONERY OF THE CHAIRMAN OF THE BOARD]

                              MESA AIR GROUP, INC.
                             2325 EAST 30TH STREET
                          FARMINGTON, NEW MEXICO 87401


                                                               February   , 1996


Dear Shareholder:


     Enclosed you will find the notice of the Annual Meeting of Shareholders of Mesa Air Group, Inc. (the "Company") to be held on Friday, March 29, 1996 at
10:00 a.m. at             in Farmington, New Mexico. At the Annual Meeting you
will be asked:


          1. To elect seven directors of the Company to serve until the next Annual Meeting of Shareholders.


          2. To approve and adopt an Agreement and Plan of Merger providing for the merger of the Company into a newly formed Nevada corporation for purposes of changing the state of incorporation of the Company from New Mexico to Nevada (the "Reincorporation Proposal").


          3. To approve the Company's new Compensation Plan and new Employee Stock Option Plan (collectively the "Omnibus Plan").

          4. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company during fiscal 1996.

          5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Each of the proposals is more fully described in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote "FOR" each of the proposals.

     One of the proposals you are being asked to approve is the proposal to change the state of incorporation of the Company from New Mexico to Nevada. The primary purpose of this reincorporation is to enable the Company to realize savings in state taxes. You are also being asked to approve the Omnibus Plan, a salary-based plan which includes a new Employee Stock Option Plan and a Compensation Plan. The Omnibus Plan, upon approval by the shareholders, will replace the Company's existing compensation plans including the Management Incentive Plan which has, since 1988, provided cash bonuses to key employees based on pre-tax profitability of the Company as a whole. The Board of Directors believes that because compensation awarded pursuant to the Omnibus Plan is directly related to the growth in earnings per share and to the appreciation of the Common Stock of the Company that it will provide a more equitable alternative to the cash bonuses based on pre-tax profitability heretofore paid under the Management Incentive Plan.

     Our agenda for the Annual Meeting will also include presentations on the past accomplishments and future objectives of the Company.

     It is important that your shares be represented at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed Proxy at your earliest convenience.

                                  Kindest regards,

                                  By

                                    --------------------------------------
                                    Larry L. Risley, Chairman of the Board
                                          and Chief Executive Officer

                PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY